Exhibit 4.7

14 JANUARY 2025

MINISO GROUP HOLDING LIMITED

名創優品集團控股有限公司

(as Issuer)

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH

(as Trustee)

TRUST DEED

related to

U.S.$550,000,000 0.50 Per Cent. Equity Linked Securities due 2032

SCHEDULE 6	94

FORM OF CERTIFICATE OF PRINCIPAL SUBSIDIARIES

This Trust Deed is made on 14 January 2025 between:

(1)	MINISO GROUP HOLDING LIMITED 名創優品集團控股有限公司 , a company incorporated in the Cayman Islands with limited liability, as the issuer (the “Issuer”); and
(2)

THE BANK OF NEW YORK MELLON, LONDON BRANCH, a banking corporation organised and existing under the laws of the State of New York with limited liability and operating through its branch in London at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (the “Trustee”, which expression, where the context so admits, includes any successor trustee or other trustee for the time being of this Trust Deed).

Whereas:

(A)

The Issuer, incorporated in the Cayman Islands with limited liability, has authorised the issue of U.S.$550,000,000 0.50 Per Cent. Equity Linked Securities due 2032 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Trust Deed witnesses and it is declared as follows:

1.	INTERPRETATION
1.1	Definitions: The following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or amending, varying, novating or supplementing any such agreements;

“Agents” means the Principal Agent, the Registrar and the Transfer Agent, their Successors or any of them and shall include such other agent or agents as may be appointed from time to time under the Agency Agreement, and references to Agents are to them acting solely through their specified offices;

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which any party is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party;

“Appointee” has the meaning given to it in Clause 12.21;

“Audited Financial Reports” means, for a Relevant Period the annual audited consolidated statement of profit or loss and other comprehensive income, consolidated statement of financial position and consolidated statement of cash flows of the Issuer and its consolidated Subsidiaries together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them, prepared in accordance with IFRS;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other international firm of accountants as may be nominated by the Issuer and notified in writing to the Trustee for the purpose;

“Authorised Signatory” means, in relation to the Issuer, any Director or any other officer of the Issuer, who has been authorised by the Issuer to sign the certificates and other documents required by or as contemplated in this Trust Deed, the Agency Agreement or any other transaction document on behalf of, and so as to bind, the Issuer, and which the Issuer has notified in writing to the Trustee and the Agents from time to time as provided in Clause 17.14 of the Agency Agreement;

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction;

“Certificate” means a certificate representing one or more Securities and, save as provided in the Conditions, comprising the entire holding by a Security Holder of his Securities and, save in the case of the Global Certificate, being substantially in the form set out in Part 2 of Schedule 1;

“Clearstream” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Common Depositary” means, in relation to the Securities, a depositary common to Euroclear and Clearstream;

“Conditions” means the terms and conditions applicable to the Securities which shall be substantially in the form set out in Schedule 2, as modified, with respect to any Securities represented by the Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate and any reference to a particularly numbered Condition shall be construed accordingly;

“CSRC” has the meaning given to it in Condition 4(d);

“Directors” means, in relation to the Issuer, the members of the board of directors of the Issuer from time to time;

“Electronic Consent” has the meaning given to it in Schedule 3;

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail transmission and (ii) secure electronic transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Trustee and/or the Agents, or another method or system specified by the Trustee and/or the Agents as available for use in connection with its services hereunder;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means an event described in Condition 10;

“Extraordinary Resolution” has the meaning set out in Schedule 3; “FATCA” means:

(a)	Sections 1471 to 1474 of the Code or any associated regulation, instruction or other official guidance, as amended from time to time;
(b)

any treaty, law, regulation, instruction or other official guidance enacted or amended in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above of this definition;

(c)

any agreement pursuant to the implementation of paragraphs (a) or (b) above of this definition with the U.S. Internal Revenue Service, the Government of the United States or any governmental or taxation authority in any other jurisdiction; or

(d)

any treaty, law, regulation, instruction or other official guidance analogous to paragraphs (a) or (b) of this definition enacted or amended in any other jurisdiction from time to time, and any agreement pursuant to the implementation of any such treaty, law, regulation, instruction or other official guidance with any governmental or taxation authority in any jurisdiction;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Part 1 of Schedule 1 representing Securities that are registered in the name of a nominee of the Common Depositary and/or any other clearing system;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board;

“Issue Date” means 14 January 2025;

“NDRC” has the meaning given to it in Condition 4(d);

“outstanding” means, in relation to the Securities, all the Securities issued except (i) those which have been redeemed in accordance with the Conditions, (ii) those in respect of which the date for redemption has occurred and the redemption moneys (including the premium if any), default interest accrued on such Securities (if any) to the date for such redemption and any default interest payable under the Conditions after such date have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions, (iii) those which have become void or in respect of which claims have become prescribed, (iv) those which have been purchased and cancelled as provided in the Conditions, (v) those in respect of which the Exercise Right has been duly exercised and discharged (and, for the avoidance of doubt, a Security in respect of which a Exercise Date has occurred shall be deemed to remain outstanding until the Exercise Right has been satisfied and discharged even if the holder is removed from the register of Security Holders during the exchange process), and (vi) the Securities represented by any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Securities or for the Certificates in definitive form pursuant to its provisions; and provided that for the purposes of (a) ascertaining the right to attend and vote at any meeting of the Security Holders, (b) the determination of how many Securities are outstanding for the purposes of Clause 16, Conditions 10, 14 and 15 and Schedule 3, and (c) the exercise of any discretion, power or authority whether contained in this Trust Deed or any other document or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Security Holders, those Securities which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and notified to the Trustee in writing and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying Agent” means any person appointed as a paying agent pursuant to the Agency Agreement, each acting through its specified office, or any Successor Paying Agent, and includes the Principal Agent;

“Potential Event of Default” means an event or circumstance which could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10 become an Event of Default;

“PRC” means the People’s Republic of China, which, for the purpose of this Trust Deed, excludes the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“Principal Agent” means the institution named as such in the Conditions collectively in its capacities as principal paying agent and principal exchange agent acting through its specified office, or any Successor Principal Agent;

“record date” means a date fixed in accordance with the articles of association of the Issuer or otherwise specified by the Issuer for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Registrar” means the institution named as such in the Conditions acting through its specified office, or any Successor Registrar;

“Responsible Officer” means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Trust Deed;

“Registration Business Day” has the meaning given to it in Condition 4(d);

“Relevant Event” has the meaning given to it in Condition 8(e);

“Relevant Period” means, in relation to the Audited Financial Reports, each period of twelve months ending on the last day of the Issuer’s financial year (currently being 31 December of that financial year) and, in relation to the Unaudited Semi-Annual Financial Reports, each period of six months ending on the last day of the first half of the Issuer’s financial year (currently being 30 June of that financial year);

“Relevant Stock Exchange” means at any time, in respect of the Shares, the Hong Kong Stock Exchange or the Alternative Stock Exchange;

“Specified Corporate Trust Office” means The Bank of New York Mellon, Hong Kong Branch, a banking corporation organized and existing under the laws of the State of New York with limited liability and operating through its branch in Hong Kong at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong; Attention: Global Corporate Trust – [Miniso]; E-mail: honctrmta@bny.com.

“Securities” means the U.S.$550,000,000 0.50 per cent. equity linked securities due 2032 of the Issuer which expression shall include, unless the context requires otherwise, any additional Securities issued in accordance with Condition 15 and consolidated and forming a single series therewith, and, if the context so permits, include the Global Certificate representing the Securities;

“Security Holder” and, in respect of any Security, “holder” means a person in whose name a Security is registered in the register of holders of the Securities (or, in the case of joint holders, the first named holder) save that, for so long as such Securities or any part thereof are represented by a Global Certificate deposited with the Common Depositary, each person who is for the time being shown in the records of Euroclear or Clearstream (other than Clearstream, if Clearstream shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream) as the holder of a particular principal amount of the Securities shall be deemed to be the holder of such principal amount of such Securities (and the registered holder of the Securities shall be deemed not to be the holder) for all purposes of this Trust Deed other than with respect to the payment of principal or interest on such principal amount of such Securities, the rights to which shall be vested, as against the Issuer and the Trustee, solely in the Common Depositary and for which purpose the Common Depositary shall be deemed to be the holder of such principal amount of such Securities in accordance with and subject to its terms and the provisions of this Trust Deed; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

“Share Option Scheme” means any of the Issuer’s or its Subsidiaries’ employees’ share option scheme, share award scheme, restricted share scheme or employee share incentive scheme or plan (and which such scheme or plan is in compliance with the listing rules of the Relevant Stock Exchange);

“Shareholder” means the person in whose name a Share is registered in the Issuer’s register of shareholders;

“Shares” means the ordinary shares of U.S.$0.00001 each of the Issuer;

“Singapore Stock Exchange” means the Singapore Exchange Securities Trading Limited;

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office notified to the Trustee pursuant to Clause 18.4 of the Agency Agreement and to the Security Holders pursuant to Clause 10.10;

“Subsidiary” has the meaning set out in Condition 4(d);

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms (other than as to remuneration) approved in writing by, the Trustee and notice of whose appointment is given to Security Holders pursuant to Clause 10.10;

“Tax” or “Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax, and “Taxation” shall be construed accordingly;

“this Trust Deed” means this Trust Deed (as from time to time amended, varied, novated and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so amended, varied, novated or supplemented) and expressed to be supplemental to this Trust Deed;

“Transfer Agents” means the Transfer Agents appointed under the Agency Agreement, or any Successor Transfer Agent;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable laws relating to trustees;

“Unaudited Semi-Annual Financial Reports” means, for a Relevant Period, the unaudited consolidated statement of profit or loss and other comprehensive income, consolidated statement of financial position and consolidated statement of cash flows of the Issuer and its consolidated Subsidiaries together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them (if any), prepared in accordance with IFRS; and

“Written Resolution” has the meaning given to it in Schedule 3.

1.2	Construction of Certain References: References to:
(a)	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;
(b)	“U.S. dollars” and “U.S.$” are to the lawful currency for the time being of the United States of America;
(c)	“Hong Kong dollars”, “HK dollars”, “HK$” and “Hong Kong cent” are to the lawful currency for the time being of the Hong Kong Special Administrative Region of the People’s Republic of China; and
(d)

an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights includes references to the action, remedy or method of judicial proceedings in jurisdictions other than England or Hong Kong as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.
1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.
1.5	Clauses: References in this Trust Deed to Clauses are to clauses in this Trust Deed unless otherwise stated.
1.6

Alternative Clearing System: References in this Trust Deed to Euroclear and Clearstream shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system (an “Alternative Clearing System”) selected by the Issuer and approved in writing by the Trustee, the Principal Agent and the Registrar.

1.7

The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.8

Amended Documents: Save where the contrary is indicated, any reference in this Trust Deed to any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

2.	AMOUNT OF THE SECURITIES AND COVENANT TO PAY
2.1	Amount of the Securities: Subject to Condition 15 and Clause 21, the aggregate principal amount of the Securities is limited to U.S.$550,000,000.
2.2

Covenant to Pay: The Issuer will on any date when any Securities become due to be redeemed unconditionally pay to or to the order of the Trustee in U.S. dollars in immediately available funds the principal amount of the Securities becoming due for redemption or repayment on that date together with any applicable interest or premium and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay to or to the order of the Trustee interest on the principal amount of the Securities outstanding as set out in the Conditions provided that:

(a)

subject to the provisions of Clause 2.4, payment of any sum due in respect of the Securities made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Security Holders under the Conditions; and

(b)

a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including interest accrued) has been received by the Principal Agent or the Trustee and notice to that effect has been given to the Security Holders (if required under Clause 10.8), except to the extent that there is failure in its subsequent payment to the relevant Security Holders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for itself and the Security Holders.

2.3

Discharge: Subject to Clause 2.4, any payment to be made in respect of the Securities by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good and complete discharge to the Issuer or the Trustee, as the case may be, except to the extent that there is a failure in its subsequent payment to the relevant Security Holders.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:
(a)	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:
(i)

to act as agents of the Trustee under this Trust Deed and the Securities, on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Securities on the terms of this Trust Deed and available for such purpose) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Securities to the order of the Trustee; and/or

(ii)

to deliver all Certificates and all moneys, documents and records held by them in respect of the Securities to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 2.4(a) shall not apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation to which it is subject; and

(b)

by notice in writing to the Issuer require it to make all subsequent payments in respect of the Securities to or to the order of the Trustee and not to the Principal Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, Clause 2.2(a) above shall cease to have effect.

3.	FORM OF THE SECURITIES
3.1

The Global Certificate: The Securities will initially be represented by the Global Certificate in registered form in the principal amount of U.S.$550,000,000 which shall be deposited with the Common Depositary for Euroclear and Clearstream. The Global Certificate shall be registered in the name of a nominee of the Common Depositary. The Global Certificate will be exchangeable for Certificates in definitive form only as set out in the Global Certificate.

3.2

Form of Certificates: The Certificates in definitive form, if issued, will be printed in accordance with the requirements of the applicable stock exchange where the Securities are listed and will be substantially in the form set out in Part 2 of Schedule 1 and endorsed with the Conditions.

3.3	Legends on the Securities

Every Security represented by a Global Certificate or a definitive Certificate that bears or is required under this Clause 3.3 to bear the legend set forth in this Clause 3.3 (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Clause 3.3 (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Security Holder of each such Restricted Security, by such Security Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Clause 3.3, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any Certificate evidencing the Securities shall bear a legend in substantially the following form as long as it applies:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY (A) TO MINISO GROUP HOLDING LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF (INCLUDING ANY ACQUISITION OF ANY INTEREST HEREIN), THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT WITH A PRIOR WRITTEN CONSENT OF THE COMPANY, NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

3.4

Signature: The Certificates shall be signed manually or in facsimile on behalf of the Issuer by an Authorised Signatory of the Issuer who is duly authorised for the purpose and authenticated manually by or on behalf of the Registrar. The Issuer may use a facsimile signature of a person who at the date of signing a Certificate is an Authorised Signatory even if at the time of issue of the Securities represented by such Certificate he no longer holds such office and/or is no longer so authorised. Securities represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer.

3.5

Entitlement to treat holder as owner: The holder of any Security will (except as ordered by a court of competent jurisdiction or save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing (other than the endorsed form of transfer) on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating such holder, and neither the Trustee nor any Agent shall be affected by any notice to the contrary.

4.	STAMP DUTIES AND TAXES
4.1

Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes, duties, assessments or government charges, including interest and penalties, payable in the Cayman Islands, the PRC, Hong Kong, the United Kingdom, Belgium, Luxembourg and any other jurisdiction in respect of the creation, issue and offering of the Securities and the execution or delivery of this Trust Deed and the Agency Agreement. The Trustee shall not be liable to pay any such taxes, duties, assessments and/or government charges in any jurisdiction and shall not be concerned with, or obligated or required to enquire into, the sufficiency of any amount paid by the Issuer or any Security Holder for this purpose and shall not be liable for any losses as a result of any non-payment by the Issuer or any Security Holder. The Issuer will indemnify the Trustee and the Security Holders, on an after tax basis, from and against all stamp, issue, registration, documentary, transfer or other taxes, duties, assessments and/or government charges paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Security Holders to enforce the Issuer’s obligations under this Trust Deed, the Agency Agreement, and/or the Securities. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee and/or the Securities no longer being outstanding and/or the termination of this Trust Deed.

4.2

Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the Cayman Islands or the PRC or any such authority of or in such territory then the Issuer will notify the Trustee in writing as soon as practicable after it becomes aware and give the Trustee an undertaking in form and substance satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or, as the case may require, the addition to, the references in that Condition to the Cayman Islands and the PRC of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Trust Deed and the Securities will be read accordingly.

4.3

Tax Opt-Out: For the avoidance of doubt, following a Security Holder’s election to not have its Securities redeemed pursuant to Condition 8(b)(ii), the Issuer shall promptly notify Euroclear and Clearstream of the applicable withholding tax rate if the amount of interest is reduced due to such required deduction or withholding. The Issuer will be solely responsible for determining the tax status of Security Holders, calculating, administering, reporting and/or remitting withholding taxes to the relevant tax authority.

5.	COVENANTS RELATING TO THE EXERCISE RIGHTS

So long as any Security remains outstanding, save with the approval of an Extraordinary Resolution, the Issuer will:

5.1

Par Value: not make any offer, issue, grant or distribute or take any action the effect of which would be to reduce the Exercise Price below the par value of the Shares, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

5.2

Limited Issues of Shares: not issue or pay up any securities, in either case by way of capitalisation of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be one per cent. or more of the Exercise Price then in effect, give rise) to an adjustment of the Exercise Price, provided that the Issuer may issue or pay up any security by way of capitalisation of profits or reserves (i) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, (ii) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend or

(iii) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, subject in each case to the provisions of Condition 6(c);

5.3

Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Clause 5.3 shall prevent (i) the issue of equity share capital pursuant to any Share Option Scheme; (ii) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa; (iii) a modification to the rights attaching to the Shares which is not, in the opinion of an Independent Financial Advisor, materially prejudicial to the interests of the Security Holders; (iv) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the articles of association of the Issuer to enable title to securities of the Issuer (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Issuer made in connection with the matters described in this Clause 5.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (v) any issue of equity share capital which results (or would, if the adjustment would be one per cent. or more of the Exercise Price then in effect, otherwise result) in an adjustment of the Exercise Price;

5.4

Limited Grant of Rights: procure that no securities (whether issued by the Issuer or any of its Subsidiaries) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be one per cent. or more of the Exercise Price then in effect, give rise) to an adjustment of the Exercise Price and that at no time shall there be in issue Shares of differing par values. For the avoidance of doubt, nothing in this Clause 5.4 shall prevent the issue of any equity share capital by the Issuer pursuant to any Share Option Scheme or any equity share capital (including Shares) pursuant to the exercise provisions of the Securities as set out in Condition 6;

5.5

Authorised Signatory’s Certificate: if an event happens as a result of which the Exercise Price may be adjusted pursuant to the Conditions as soon as practicable send the Trustee a certificate in English signed by one Authorised Signatory of the Issuer on behalf of the Issuer setting out particulars of the event, whether an adjustment to the Exercise Price is to be made and, if so, the Exercise Price prior to such adjustment, the adjusted Exercise Price and the date on which such adjustment takes effect, whether an amount will be carried forward pursuant to Clause 7.2(c) and if so the amount to be carried forward and in any case setting out such other information as the Trustee may require;

5.6

Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) the Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued equity share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, subject to applicable laws and the rules and regulations of any regulatory, administrative or supervisory body (including, without limitation, the Hong Kong Code on Takeovers and Mergers) give notice of such offer or scheme to the Security Holders at the same time as any notice thereof is sent by the Issuer to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and provide the Agents with such details;

5.7

Other undertakings: so long as any Security remains outstanding, save with the approval of an Extraordinary Resolution or with prior approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Security Holders to give such approval, the Issuer will:

(a)

Listing of Shares: use its reasonable endeavours to maintain a listing for all the issued Shares on the HKSE, and if the Issuer is unable to obtain or maintain such listing, having used such endeavours, the Issuer will use its reasonable endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine (with prior written notification to the Trustee) and will forthwith give notice to the Security Holders in accordance with Condition 16 of the listing or delisting of the Shares (as a class) by any such stock exchange;

(b)

Listing of Securities: use its reasonable endeavours to maintain the listing of the Securities on the Singapore Stock Exchange and if the Issuer is unable to maintain such listing or such listing is unduly onerous, to use its reasonable endeavours to obtain and maintain a listing on such other stock exchange, as is commonly used for the quotation or listing of debt securities (with prior written notification to the Trustee) and will forthwith give notice to the Security Holders in accordance with Condition 16 of the listing or delisting of the Securities by any such stock exchange; and

5.8

No Reduction of Issued Share Capital: not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except, in each case, where the reduction is permitted by applicable law and results in (or would, but for the provision of the Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Exercise Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

For the purposes of this Clause 5, “equity share capital” means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

6.	NOTICES RELATING TO THE EXERCISE RIGHTS
6.1	Requirement to Give Notice: If after the date of this Trust Deed:
(a)

the Issuer authorises the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase Shares which will, upon grant, issue or offer, give rise to an adjustment to the Exercise Price pursuant to Condition 6(c);

(b)

the Issuer declares, or pays or makes a Capital Distribution, or authorises the grant, issue or offer to all or substantially all the holders of Shares as a class of rights or warrants to subscribe for or purchase any securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares or securities other than Shares which will, upon declaration or payment, or when made, or upon grant, issue or offer, give rise to an adjustment to the Exercise Price pursuant to Condition 6(c);

(c)

there is a re-classification of the Shares (including a sub-division or consolidation of the Issuer’s outstanding Shares) or a consolidation, merger or amalgamation to which the Issuer is a party or any sale or transfer of all or substantially all of the assets or business of the Issuer which will, upon such an event, give rise to an adjustment to the Exercise Price pursuant to Condition 6(c);

(d)

except as referred to in Clause 6.1(a) or Clause 6.1(b), the Issuer authorises the issue of any securities convertible into or exchangeable for Shares or any share or securities other than Shares or rights or warrants to subscribe for or purchase Shares or any share or securities other than Shares which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the board of directors of the Issuer to be recommended at a relevant general meeting of Shareholders is adopted, will) upon issue give rise to an adjustment to the Exercise Price pursuant to Condition 6(c); or

(e)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer,

the Issuer shall as soon as practicable thereafter give written notice thereof to the Trustee and the Principal Agent and, in addition, it will (unless prevented by applicable law or regulation) at least five business days before the applicable (in the case of paragraph (i) below of this Clause 6.1) record date or (in the case of paragraph (ii) below of this Clause 6.1) record date, date of submission, effective date or exchange date, whichever is earlier, or (in the case of paragraph (iii) below of this Clause 6.1) date of submission, or (in the case of paragraph (iv) below of this Clause 6.1) date of issue or (in the case of paragraph (v) below of this Clause 6.1) record date or effective date, whichever is earlier, give notice to the Security Holders in accordance with Condition 16 stating, as the case may require:

(i)

the record date for such grant, issue or offer of options, rights or warrants or Capital Distribution (in the event of such Capital Distribution not being submitted to a general meeting of Shareholders for approval) (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised);

(ii)

the date (a) on which such re-classification, subdivision or consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Issuer for approval, and (b) which is the record date for the same (if applicable), and (c) on which such re-classification, subdivision or consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (d) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, subdivision or consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up;

(iii)

(in the event of the declaration of a Capital Distribution referred to in Clause 6.1(b) above, the payment of which must be submitted for approval to a general meeting of Shareholders before such Capital Distribution may be paid or made) the date of such submission;

(iv)	(in the event of an issue referred to in Clause 6.1(d) above) the date of such issue; or
(v)

(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of Shareholders of the Issuer for approval) (a) the record date for the same (if applicable), and (b) the date when the same becomes effective;

provided that if the exact date of any such submission referred to in paragraph (ii) or paragraph (iii) above of this Clause 6.1 is not known at the time of such notice to the

Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Issuer shall give a second notice to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (i) above of this Clause 6.1 or the effective date or exchange date referred to in paragraph (ii) above of this Clause 6.1 or the date of issue or effective date referred to in paragraph (iv) or paragraph (v) above of this Clause 6.1 is not known at the time of such first notice to the Trustee and the Principal Agent, the Issuer shall give a second notice (which shall be in writing) to the Trustee and the Principal Agent, at least five business days before the commencement of such period or(as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (i), paragraph (ii) or paragraph (v) above of this Clause 6.1) cause such second notice to be given to Security Holders at least five business days before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Security Holders. However, in the case of any issue referred to in Clause 6.1(d) above, the Issuer need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Issuer but in such case the Issuer shall promptly upon the fixing of such consideration give notice in accordance with this Clause 6.

6.2

Where Adjustment to Exercise Price Required: If the event referred to in the notice required pursuant to Clause 6.1 would result in an adjustment to the Exercise Price, such notice shall state the Exercise Price in effect at the time such notice is required to be given and the Exercise Price which will result after giving effect to such event or, if such adjusted Exercise Price is not then determinable, the fact that an adjustment in the Exercise Price may result.

6.3

Notice of Adjustment: If, while any Exercise Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Exercise Price or an announcement of the terms of any issue, sale or distribution pursuant to Condition 6(c)(4), Condition 6(c)(5), Condition 6(c)(6) and Condition 6(c)(7) and the announcement of any proposed modification pursuant to Condition 6(c)(8), the Issuer shall (i) as soon as practicable notify (such notice to be signed by an Authorised Signatory) the Security Holders, the Trustee and the Principal Agent in writing of particulars of the event giving rise to the adjustment, the Exercise Price before and (if then determinable) after the adjustment, the date on which the adjustment is likely to become effective, the effect of exercise of their Exercise Rights by Security Holders before then and such other relevant information as the Trustee may require, and (ii) promptly after the adjustment takes effect, give notice to the Security Holders, the Trustee and the Principal Agent stating that the Exercise Price has been adjusted and setting out the event giving rise to the adjustment, the Exercise Price in effect before the adjustment, the adjusted Exercise Price and the effective date of the adjustment. However, a notice pursuant to another sub-Clause of this Clause 6 correctly stating any information required to be given pursuant to this Clause 6.3 shall, as to such information, satisfy the requirements of this Clause 6.3.

6.4

Notice of the End of the Final Exercise Period: The Issuer shall give notice to the Security Holders (in accordance with Condition 16) and to the Trustee and the Agents in writing not less than 30 days nor more than 60 days prior to the end of the Final Exercise Period notifying them of the Exercise Right and the Exercise Price then in effect.

7.	ADJUSTMENTS TO THE EXERCISE PRICE
7.1	Adjustments to the Exercise Price: The Exercise Price shall be subject to adjustment in certain events occurring after the issue of the Securities as set out in Condition 6(c).

7.2	Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Conditions 6(c)(7) and 6(c)(8):
(a)

Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith;

(b)

Issue of Shares on Conversion or Exercise of Securities: (i) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Issuer for any such securities and (ii) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Issuer for such securities which is attributed by the Issuer to such rights of subscription or, if no part of such consideration is so attributed the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities as determined in good faith by an Independent Financial Advisor, plus in the case of each of (i) and (ii) above of this Clause 7.2(b), the additional minimum consideration (if any) to be received by the Issuer on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Clause 7.2(a)) and (iii) the consideration per Share receivable by the Issuer on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (i) or (ii) above of this Clause 7.2(b) (as the case may be) converted into HK dollars if such consideration is expressed in a currency other than HK dollars at such rate of exchange as may be determined by an Independent Financial Advisor to be the spot rate in effect at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)

Rounding and Minor Adjustments: on any adjustment, the resultant Exercise Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Exercise Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Exercise Price then in effect. Any adjustment not required to be made, and/or any amount by which the Exercise Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. Notice of any adjustments shall be given by the Issuer to Security Holders in accordance with Condition 16 and to the Trustee and the Exchange Agent in writing promptly after the determination thereof;

(d)

More than One Event in Quick Succession: where more than one event which gives or may give rise to an adjustment to the Exercise Price occurs within such a short period of time that in the opinion of an Independent Financial Advisor the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Financial Advisor to be in its opinion appropriate for that purpose to give such intended result; and

(e)	No Increase in Exercise Price: no adjustment involving an increase in the Exercise Price will be made, except in the case of a consolidation or re-classification of the

Shares as referred to in Condition 6(c)(1). The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee in writing and to the Security Holders in accordance with Condition 16, reduce the Exercise Price, subject to Condition 6(c).

7.3

Determinations and Calculations: The Trustee is under no obligation to perform, monitor or verify the calculations required pursuant to the Conditions or this Trust Deed of or in relation to the Exercise Price or any adjustment thereto and shall be entitled to rely on without further investigation or liability all calculations, reports, opinions and determinations reached or made by the Issuer and/or the Independent Financial Advisor. The Trustee shall not be responsible or liable to the Security Holders, the Issuer or any other person for any loss arising from any such failure or reliance or for any delay of the Issuer or the Independent Financial Advisor in making any calculation or determination or for the Issuer or the Independent Financial Advisor making any erroneous calculation or determination.

7.4

Independent Financial Advisor’s Decision Conclusive: If any doubt shall arise as to the appropriate adjustment to the Exercise Price or as to how an adjustment to the Exercise Price under Condition 6(c) should be made, and following consultation between the Issuer and an Independent Financial Advisor, selected by the Issuer at the expense of the Issuer, a written opinion of such Independent Financial Advisor in respect thereof shall be conclusive and binding on the Issuer, the Security Holders, the Agents and the Trustee save in the case of manifest error.

7.5

Independent Financial Advisor: The Trustee shall not be responsible for or under any obligation to appoint an Independent Financial Advisor and shall have no responsibility or liability for verifying any calculation, determination, certification, advice or opinion made, given or reached by it.

7.6

No Duty to Monitor: The Trustee and the Agents shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Exercise Price or to make or verify any calculation or determination in connection with the Exercise Price and will not be responsible to Security Holders or any other person for any loss arising from any failure by it to do so or for any delay by the Issuer or any Independent Financial Advisor in making a determination or calculation or any erroneous determination or calculation in connection with the Exercise Price.

8.	INDEMNITY
8.1

Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2.2) in respect of any sum payable by the Issuer under this Trust Deed or the Securities may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

8.2

Avoidance of Payments: The Issuer shall on demand indemnify the Trustee, on an after tax basis, against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or any Security and shall in any event pay to the Trustee or on demand the amount as refunded by it.

8.3

Indemnity: As separate, independent and alternative stipulations, the Issuer unconditionally and irrevocably agrees as a primary obligation to indemnify the Trustee against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Securities not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Securities being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

9.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE
9.1

Declaration of Trust: All moneys received by the Trustee in respect of the Securities or amounts payable under this Trust Deed and the Conditions will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 9.2):

(a)

first, in payment of all fees, all costs, charges and expenses properly incurred and all liabilities incurred by the Trustee (including without limitation remuneration payable to it) in carrying out its functions and/or duties and/or exercising its rights, powers and discretions under and in accordance with this Trust Deed, the Securities and/or the Agency Agreement (which for the avoidance of doubt includes the fees, costs, charges, expenses of and all other amounts payable to any Appointee appointed by the Trustee hereunder and the Agents for so long as they are acting as agents of the Trustee);

(b)	secondly, in payment of any amounts (including principal, premium (if any) and interest) owing in respect of the Securities pari passu and rateably;
(c)

thirdly, in payment or satisfaction of all fees, costs, charges, expenses and liabilities incurred by or payable to each Agent (including without limitation remuneration payable to it) in carrying out its duties, discretions or functions under or in connection with the Agency Agreement or in connection with the Securities (if any) but unpaid; and

(d)	fourthly, in payment of any balance (if any) to the Issuer for itself.

If the Trustee holds any moneys in respect of Securities which have become void, the Trustee will hold them on these trusts.

9.2

Accumulation: If the amount of the moneys at any time available for payment in respect of the Securities under Clause 9.1 is less than 10 per cent. of the principal amount of the Securities then outstanding, the Trustee may, at its sole discretion, place such moneys on deposit into an interest bearing account (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. The Trustee may at any time convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise, unless such loss results from the Trustee’s gross negligence, wilful misconduct or fraud. The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Securities then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 9.1. For the avoidance of doubt, the Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this Clause 9.2 in eligible investments or otherwise.

9.3

Nothing contained in this Trust Deed shall require (a) the Trustee or the Issuer to do anything which may be illegal or contrary to applicable law or regulation (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), (b) the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act

and any regulations promulgated thereunder or (c) the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder and/or in relation to the Securities unless it believes in its absolute discretion that the repayment of such funds or adequate indemnity against, or security or pre-funding for, such risk or liability is assured to it, and the Trustee may demand prior to taking any such action that there be paid to it in advance such sums as it considers in its discretion (without prejudice to any further demand) shall be sufficient so to indemnify, prefund and/or secure it.

10.	COVENANTS

So long as any Security is outstanding, the Issuer will:

10.1

Books of Account: keep, and procure that each of its Subsidiaries keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee believes or is notified that such an event has occurred, or at any other time on written request from the Trustee following a request from a Security Holder, so far as permitted by Applicable Law, allow, and procure that each such Subsidiary will allow, the Trustee and anyone appointed by it, access to the books of account of the Issuer and/or the relevant Subsidiary, as the case may be, at all reasonable times during normal business hours;

10.2

Notice of Events of Default: notify the Trustee and the Agents in writing promptly on becoming aware of the occurrence of any Event of Default or Potential Event of Default and the action it proposes to take with effect thereto without waiting for the Trustee to take any further action;

10.3

Information: so far as permitted by Applicable Law, give the Trustee such information, opinions, certificates and evidence as it reasonably requires and in such form as it shall reasonably require or consider necessary (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 10.5 and Clause 12.6) to perform its functions and/or obligations and/or exercise its rights, powers and discretions as Trustee under this Trust Deed, the Agency Agreement and/or the Securities or any other document required or contemplated hereunder or thereunder or relating to the transactions herein or therein contemplated or by operation of law;

10.4	Financial Statements etc.: furnish the Trustee with:
(a)

a copy of the relevant Audited Financial Reports within 120 days of the end of each Relevant Period prepared in accordance with IFRS (audited by a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date)) and if such statements shall be in the Chinese language, together with an English translation of the same translated by (i) a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date) or (ii) a professional translation service provider and checked by a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date), together with a certificate in English signed by an Authorised Signatory of the Issuer certifying that such translation is complete and accurate;

(b)

a copy of the relevant Unaudited Semi-Annual Financial Reports within 90 days of the end of each Relevant Period prepared on a basis consistent with the Audited Financial Reports and if such statements shall be in the Chinese language, together with an English translation of the same translated by (i) a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date) or (ii) a professional translation service provider and checked by a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date), together with a certificate in English signed by an Authorised Signatory of the Issuer certifying that such translation is complete and accurate,

provided that, if at any time the capital stock of the Issuer is listed for trading on a recognised stock exchange, the Issuer may furnish to the Trustee, as soon as they are available but in any event not more than 10 calendar days after any financial or other reports of the Issuer are filed with the exchange on which the Issuer’s capital stock is at such time listed for trading, true and correct copies of any financial or other report filed with such exchange in lieu of the reports identified in Clauses 10.4(a) and 10.4(b) above, and if such financial or other reports shall be in the Chinese language, together with an English translation of the same and translated by (a) a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date) or (b) a professional translation service provider and checked by a nationally or internationally recognised firm of independent accountants (which may be the auditor of the Issuer as at the Issue Date), together with a certificate in English signed by an Authorised Signatory of the Issuer certifying that such translation is complete and accurate;

10.5

Certificate of Issuer: send to the Trustee (i) at the same time as the Audited Financial Reports provided pursuant to Clause 10.4(a) or the annual audited financial statements provided pursuant to the proviso to Clause 10.4, as the case may be, and (ii) within 14 days of any request by the Trustee, a Compliance Certificate of the Issuer substantially in the form set out in Schedule 5 signed by an Authorised Signatory of the Issuer that, having made all reasonable enquiries, to the best knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate:

(a)

no Relevant Event, Event of Default or Potential Event of Default has occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it; and

(b)	the Issuer has complied with all its covenants and obligations under this Trust Deed and the Securities or, if non-compliance had occurred, giving details of it.

The Trustee shall be entitled to rely conclusively upon the certificates mentioned above in this Clause 10.5 and shall not be liable to the Issuer, any Security Holder or any other person for such reliance;

10.6

Notices to Security Holders: send to the Trustee at least five business days prior to the proposed date of publication, a copy of the form of each notice (which shall in each case be in English) to be given to Security Holders for the Trustee’s approval and, once given, a copy of each notice (such approval, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is communicated within the meaning of section 21 of the FSMA). For the avoidance of doubt, the Trustee shall not be concerned with, nor shall it be obliged or required to enquire into, the sufficiency or accuracy of the contents of such notices and shall not be liable to the Issuer, the Security Holders or any other person for any such approval by the Trustee;

10.7

Further Acts: so far as permitted by applicable law, execute all such further documents and do all such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed, the Agency Agreement and/or the Securities;

10.8

Notice of Late Payment: forthwith upon written request by the Trustee, give notice to the Security Holders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Securities made after the due date for such payment;

10.9	[Reserved]

10.10

Change in Agents: give at least 14 days’ prior notice to the Security Holders in accordance with Condition 16 of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office, and not make any such appointment or removal without the Trustee’s prior written approval. The Issuer shall at all times maintain the Agents as provided in Condition 17;

10.11

Securities Held by Issuer etc.: send to the Trustee as soon as reasonably practicable (and in any event no later than 14 days) after being so requested in writing by the Trustee a certificate of the Issuer, signed by an Authorised Signatory of the Issuer, stating the number of Securities which are beneficially held by or on behalf of any of the Issuer and any of its Subsidiaries at the date of such certificate;

10.12

Notification of Satisfaction of Exercise Rights: notify or procure notification to the Trustee and the Principal Agent promptly when any Exercise Right has been duly exercised and of the principal amount of the Securities in respect of which such Exercise Right has been duly exercised and discharged;

10.13	Optional Redemption: give prior notice in writing to the Trustee, the Principal Agent and the Security Holders of any proposed optional redemption pursuant to Conditions 8(b) and/or 8(c);
10.14

Notification of Relevant Event: notify the Trustee in writing and the holders of the Securities in accordance with the Conditions by not later than 14 days following the day on which it becomes aware of the occurrence of a Relevant Event;

10.15

Filing, Registration and Reporting: duly and punctually comply with or procure that there is complied with all filing, registration, reporting and similar requirements required in accordance with applicable law and regulations from time to time relating in any manner whatsoever to this Trust Deed, the Securities and/or the Agency Agreement;

10.16

Consents, Approvals and Authorisations: obtain, comply with and do all that is necessary to maintain in full force and effect any consent, approval, authorisation, exemption, filing, licence, order, recording or registration (i) to enable the Issuer to lawfully enter into, exercise its rights and perform and comply with its obligations under the Securities and/or this Trust Deed as and when required, (ii) to ensure that such obligations are legally binding and enforceable and (iii) to make the Securities, this Trust Deed and/or the Agency Agreement admissible in evidence in the courts of Hong Kong;

10.17

Compliance: comply with and perform and observe all the provisions of this Trust Deed, the Agency Agreement, the Securities and the Conditions relating to any Securities which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Security Holders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Securities and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Securities;

10.18

Legal Opinions: prior to making any modification or amendment or supplement to any of this Trust Deed, the Agency Agreement, the Securities and the Conditions, procure the delivery of legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in form and substance acceptable to the Trustee from legal advisers acceptable to the Trustee;

10.19

Principal Subsidiaries: within 30 days of a written request by the Trustee, provide a certificate substantially in the form set out in Schedule 6 signed by an Authorised Signatory of the Issuer, which sets out a list of Principal Subsidiaries (as defined in Condition 4(d)) as at the last day of the last financial year of the Issuer or as at the date specified in such request;

10.20	Notification to NDRC and CSRC Post-Issuance Filing: comply with the requirements with respect to:
(a)

the filings of the requisite information and documents in respect of the Securities with the NDRC as set forth in Condition 4(b), including but not limited to the Initial NDRC Post-Issuance Filing (as set forth in Clause 10.21 below); and

(b)

the filings of the requisite information and documents in respect of the Securities with the CSRC as set forth in Condition 4(c), including but not limited to the Initial CSRC Post-Issuance Filing (as set forth in Clause 10.21 below).

10.21	Initial NDRC Post-Issuance Filing and Initial CSRC Post-Issuance Filing: comply with the requirements with respect to the Initial NDRC Post-Issuance Filing and Initial CSRC Post-

Issuance Filing as set forth in Condition 4(d)(i), and shall

(a)

within ten Registration Business Days after the later of (i) the submission of the Initial NDRC Post-Issuance Filing and (ii) the submission of the Initial CSRC Post-Issuance Filing, provide the Trustee with a certificate in English substantially in the form set out in Schedule 4 signed by an Authorised Signatory of the Issuer confirming the submission of (x) the Initial NDRC Post-Issuance Filing and (y) the Initial CSRC Post- Issuance Filing and copies of the relevant documents evidencing (x) the Initial NDRC Post-Issuance Filing (if any) and (y) the Initial CSRC Post-Issuance Filing (if any); and

(b)

within ten Registration Business Days after the later of (i) the completion of the Initial NDRC Post-Issuance Filing and (ii) the completion of the Initial CSRC Post-Issuance Filing, provide the Trustee with the relevant documents (if any) evidencing the submission of (x) the Initial NDRC Post-Issuance Filing and (y) the Initial CSRC Post- Issuance Filing.

(the documents in (a) and (b) of this Clause 10.21 together, the “Registration Documents”)

In addition, the Issuer shall, within ten Registration Business Days after the Registration Documents are delivered to the Trustee, give notice to the Security Holders (in accordance with Condition 16) confirming the submission of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing. The Issuer shall, within ten Registration Business Days after the completion of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing, give notice to the Security Holders (in accordance with Condition 16) confirming the completion of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing.

The Trustee shall have no obligation or duty to monitor or assist with or ensure the Initial NDRC Post-Issuance Filing or the Initial CSRC Post-Issuance Filing is submitted or completed, respectively, or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Initial NDRC Post-Issuance Filing, the Initial CSRC Post-Issuance Filing and/or the Registration Documents or to translate or procure the translation into English of the Registration Documents or documents in relation to or in connection with the Initial NDRC Post-Issuance Filing, the Initial CSRC Post-Issuance Filing or to give notice to the Security Holders confirming the completion of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing, and shall not be liable to the Issuer, the Security Holders or any other person for not doing so; and

10.22

Information Material to Holders of the Securities: send to the Trustee copies or translations, in each case in English, of all notices, statements, circulars and documents which are issued to the respective shareholders or the creditors generally of the Issuer, and which are material in the context of the Securities as soon as reasonably practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy any request from the holders of the Securities from time to time.

11.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE
11.1

Normal Remuneration: So long as any Security is outstanding, the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Security Holder of moneys due in respect of any Security on exchange of a Security is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Security Holder or the Trustee is duly made.

11.2

Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred or if the Trustee believes or is notified that such an event has occurred, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which in the opinion of the Trustee are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Agency Agreement, the Securities and/or the Conditions, the Issuer will pay such additional remuneration as the Trustee and the Issuer may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause 11.2 (or as to such sums referred to in Clause 11.1), as determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee will be borne by the Issuer. The determination of such financial institution or person will be conclusive and binding on the Issuer, the Trustee and the Security Holders.

11.3

Expenses: The Issuer will also on demand by the Trustee pay or discharge all fees, costs, charges and expenses properly incurred and all liabilities incurred by the Trustee in the preparation and execution of this Trust Deed, the Agency Agreement and the Securities and the performance of its functions and duties and the exercise of its rights, powers and/or directions under this Trust Deed, the Agency Agreement and the Securities including, but not limited to, expenses properly incurred in seeking legal, financial, accounting or other advice to discharge its functions and duties and/or exercise any of its rights, powers and/or discretions as aforesaid, travelling expenses, any amounts incurred in relation to or as a result of the appointment or engagement of any Appointee and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer or to enforce any provision of this Trust Deed, the Agency Agreement or the Securities, together in each case with any applicable value added tax, sales, stamp, issue, registration, documentary or other taxes or duties. Such costs, charges, liabilities and expenses will:

(a)

in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate equal to two per cent. per annum above the Trustee’s cost of funds on the date on which the Trustee made such payments, as notified by the Trustee; and

(b)	in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.
11.4	Indemnity: The Issuer hereby unconditionally and irrevocably covenants and undertakes, on demand, to indemnify and hold harmless the Trustee (including any predecessor trustee), its directors, officers, employees and agents (each an “indemnified party”) in full at all times on an after tax basis against all costs, fees, expenses and disbursements (including without limitation the fees, costs and expenses of legal advisers and other experts) properly incurred and all losses, liabilities, actions, proceedings, claims, demands, penalties, damages and other liabilities whatsoever which may be suffered or brought against or may be incurred by such indemnified party (all such costs, fees, expenses, disbursements, losses, liabilities, actions, proceedings, claims, demands, penalties, damages, taxes, duties, levies and other liabilities whatsoever, collectively “Losses”) as a result of or in connection with (i) their appointment or involvement hereunder or the exercise or non-exercise of any of their rights, discretions, functions, powers or duties hereunder or under the Securities or the taking of any acts in accordance with the terms of this Trust Deed, the Agency Agreement, the Securities or its usual practice; or (ii) this Trust Deed, the Agency Agreement, the Securities and any other transaction documents relating to the transactions herein or therein contemplated, or (iii) any instruction, certificate, communication, direction or other document upon which the Trustee may rely conclusively (without liability) under this Trust Deed, the Agency Agreement and/or the Securities as well as the fees, costs and expenses properly incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing; or (iv) fees and properly incurred expenses of counsel and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises from the fraud, wilful misconduct or gross negligence of such indemnified party. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.4.

11.5

Taxes: The Issuer hereby further undertakes to the Trustee that all monies payable by it to the Trustee or any indemnified party under this Trust Deed (including, but not limited to Clause 11, Clause 4.1 and Clause 18) shall be made without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of, whatever nature imposed, levied, collected, withheld or assessed by or in any jurisdiction or any political subdivision thereof or by an authority thereof or therein having power to tax unless compelled by law, in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee or such other indemnified party of the amounts which would otherwise have been payable by it to the Trustee or such indemnified party under this Trust Deed (including, but not limited to Clause 11, Clause 4.1 and Clause 18) in the absence of any such set-off, counterclaim, deduction or withholding.

11.6

Interest: All remuneration payable to the Trustee that is not paid on the due date thereof shall carry interest from such due date at the rate of two per cent. per annum over the Trustee’s cost of funds prevailing at the due date of such payment, as notified by the Trustee, until the date of payment of such remuneration in full.

11.7

Continuing Effect: Clause 11 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Securities are no longer outstanding or this Trust Deed has been terminated or is expired.

12.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 and subject to Clause 13, it is expressly declared as follows:

12.1

Advice: The Trustee and each of its directors, officers, employees and duly appointed Appointees may engage and consult, at the expense of the Issuer, with any legal adviser, expert or other professional adviser (including any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer, the auditors, investment bank or financial consultant) selected by it and may act in reliance on the opinion or advice of, or any report, confirmation, certificate or information obtained from, any such advisor and the Trustee and each of its respective directors, officers, employees and duly appointed Appointees will not be responsible to Security Holders or any other person for any loss or liability occasioned by any action taken, or omitted to be done or suffered to be taken, in accordance with such opinion, advice, report, confirmation, certificate or information, whether such opinion, advice, report, confirmation, certificate or information is obtained by or addressed to the Issuer, the Trustee or any other person and notwithstanding any monetary or other limit on liability or limit on scope or basis in respect thereof. Any such opinion, advice, report, confirmation, certificate or information may be sent or obtained by letter, email, other electronic communication, and the Trustee and each of its directors, officers, employees and duly appointed Appointees will not be liable to anyone for conclusively relying or acting on any opinion, advice, report, confirmation, certificate or information purporting to be conveyed by such means even if it contains some error or is not authentic and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

12.2

Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed, the Agency Agreement or any other document referred to herein or therein or do anything to find out if an Event of Default or Potential Event of Default or Relevant Event has occurred. Until a Responsible Officer of the Trustee has express notice in writing to the contrary, the Trustee may assume that no Event of Default or Potential Event of Default or Relevant Event has occurred. For the avoidance of doubt, any notice or communication sent to the Trustee in accordance with Clause 19 and with a copy to its Hong Kong Branch shall be deemed to have been sent to a Responsible Officer of the Trustee.

12.3

No Obligations to Monitor: Subject to Clause 12.21, the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Securities, this Trust Deed, the Agency Agreement or any other agreement or document relating to the transactions herein or therein contemplated, and shall be entitled, in the absence of or express notice in writing of a breach of obligation, to assume that each such person is properly and fully performing and complying with its obligations. In particular, the Trustee shall be under no obligation to monitor any performance (financial or otherwise) of the Issuer and the Trustee shall not be responsible or liable to the holders of the Securities for any loss arising from any failure to do so. The Trustee shall not be responsible or liable for the performance of any of the above persons under or in relation to the Securities, this Trust Deed, the Agency Agreement and any other document referred to herein or therein.

12.4

Resolutions of Security Holders: The Trustee will not be responsible or liable to any person for having acted on a resolution purporting (i) to have been passed at a meeting of Security Holders in respect of which minutes have been made and signed or (ii) to be a Written Resolution made or Electronic Consent obtained in accordance with paragraph 22 of Schedule 3, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Security Holders.

12.5

Illegality/Expenditure of Trustee Funds: Nothing in this Trust Deed, the Securities, the Agency Agreement or any other document referred to herein or therein shall require the Trustee to do anything, and the Trustee may refrain without liability from doing anything in any state or jurisdiction, which in its opinion: (i) may be illegal or contrary to any Applicable Law, directive, court order, arbitral award or fiscal requirement of any governmental agency or state or jurisdiction; or (ii) it would not have power to do in that state or jurisdiction by virtue of any Applicable Law in that state or jurisdiction or if it is determined by any court or other competent Authority in that state or jurisdiction that it does not have such power or (iii) may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authority or discretions hereunder or under pursuant to the Conditions and/or the Agency Agreement if it believes that repayment of such funds or satisfactory indemnity against, and/or security and/or pre-funding for, such risk or the liability is not assured to it. Furthermore, notwithstanding anything else contained in this Trust Deed, the Agency Agreement or the Conditions, the Trustee may (a) refrain from doing anything which would or might in its opinion be contrary to the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system on which the Securities are listed or through which the Securities are held and/or cleared, or which would or might otherwise render it liable to any person in any state or jurisdiction, and (b) do anything which is, in its opinion, necessary to comply with any of the aforementioned Applicable Laws, directives, court orders, arbitral awards, fiscal requirements, rules, operating procedures or market practice.

12.6

Certificate Signed by Authorised Signatories: If the Trustee, in the exercise of its functions, duties, rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Securities or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by an Authorised Signatory of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Security Holder or any other person for any loss occasioned by relying or acting on such a certificate.

12.7

Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof at the cost of the Issuer and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with such deposit. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

12.8

Discretion: Notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement and/or the Conditions, the Trustee will have absolute and unfettered discretion as to the exercise or non-exercise of its functions, duties, rights, powers and discretions under this Trust Deed, the Agency Agreement, the Securities, the Conditions and any other transaction documents and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement and the Securities or by law, the Trustee shall have any discretion or permissive power, it may decline to exercise the same in the absence of approval by or directions from the Security Holders by way of an Extraordinary Resolution. The Trustee shall not be bound to exercise any function, duty, right, discretion or power or to act at the request or direction of the Security Holders unless first indemnified and/or secured and/or pre- funded to its satisfaction against all actions, proceedings, claims and demands to which, in its opinion, it may render itself liable and all fees, costs, charges, damages, expenses and liabilities it may incur by doing so. As between the Trustee and the Security Holders, the exercise of such discretion shall be conclusive and binding. The Trustee shall not be responsible or liable for any loss or liability incurred by any person as a result of any delay in it exercising any such discretion or power or in taking any action, making any decision or giving any direction where the Trustee is seeking such directions or instructions or where directions or instructions sought are not provided by the holders of the Securities. The Trustee shall not be liable to the Issuer or any other person for any fees, loss, costs, charges, liabilities and expenses incurred or suffered by the Issuer or any other person where it is acting on the instructions or at the direction of the Security Holders (whether given by Extraordinary Resolution or otherwise as contemplated or permitted by this Trust Deed and/or the Securities).

12.9

Agents: Subject to Clause 12.21, whenever it considers it expedient in the interests of the Security Holders, the Trustee may, in the conduct of its trust business, instead of acting personally, without the permission of any other party, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.10

Delegation: Subject to Clause 12.21, the Trustee may, without the permission of any other party, in the execution and exercise of all or any of the trusts, rights, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and the Conditions, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being an affiliate, a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, the Agency Agreement and/or the Securities and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Trustee may think fit.

12.11

Nominees and Custodians: In relation to any asset held by it under this Trust Deed, the Trustee may, without the permission of any other party, (at the expense of the Issuer) appoint any person to act as its nominee or custodian on any terms.

12.12

Forged Entry on the Register: The Trustee will not be liable to the Issuer or any Security Holder by reason of having accepted as valid or not having rejected any Certificate or any entry on the Register purporting to be such and later found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

12.13	Confidentiality:

The Issuer:

(a)

acknowledges that information relating to the Issuer or in connection with the transactions contemplated under this Trust Deed may be transferred to jurisdictions which do not have strict data protection or data privacy laws;

(b)	acknowledges that such information permitted to be transferred / disclosed / used includes any information regarding third parties provided to the Trustee by the Issuer; and
(c)

represents that it has sent to or received from any person regarding whom it has provided information to the Trustee any notices, consents and waivers necessary to permit the processing of that information, and that it will do so in advance of providing such information in the future.

Unless ordered to do so by a court of competent jurisdiction or any regulatory body in any jurisdiction or as required by Applicable Law, the Trustee shall not be required to disclose to any Security Holder or any other person any confidential financial or other information made available to the Trustee by the Issuer or their respective Subsidiaries, and no Security Holder or any third party shall be entitled to take any action to obtain from the Trustee any such information.

12.14

Determinations Conclusive: As between itself and the Security Holders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, the Agency Agreement and the Securities. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind all other parties and the Security Holders.

12.15

Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its discretion but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Security Holders.

12.16

Events of Default etc.: The Trustee may, but is not obliged to, determine in its discretion whether or not an Event of Default or Potential Event of Default or any other proposed action or any circumstance is in its opinion capable of remedy and/or materially prejudicial to the interests of the Security Holders. Any such determination will be conclusive and binding on the Security Holders. The Trustee will not be responsible or liable to the Issuer or any Security Holder or any other person for any loss arising from a failure to make such a determination. Without prejudice to the foregoing, the Trustee is not obliged to make a determination under this Clause 12.16 unless first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may in its opinion incur by so doing.

12.17

Payment for and Delivery of Securities: The Trustee will not be responsible for (i) the receipt or application by the Issuer of the proceeds of the issue of the Securities, (ii) any exchange of Securities or (iii) the delivery of Securities to the persons entitled to them.

12.18

Exercise Price: The Trustee shall have no duty or responsibility to determine whether facts exist or any event or circumstance has happened or exists which may require an adjustment of the Exercise Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it or to make any determination or calculation (or any verification of any determination or calculation) in connection with the Exercise Price, and the Trustee will not be responsible or liable to Security Holders or any other person for loss arising out of any failure by it to do so.

12.19

Acceleration: The Trustee may (but shall not be obliged to) declare the Securities immediately due and payable under Condition 10 unless the Trustee is so requested in writing by Security Holders holding at least 25 per cent. of the aggregate principal amount of the Securities then outstanding or is so directed by an Extraordinary Resolution and unless in any such case it has been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all costs, claims, liabilities, actions, proceedings, demands, penalties, damages, fees, disbursements and expenses which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

12.20

Securities Held by the Issuer etc.: In the absence of express written notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 10.11) that no Securities are for the time being held by or on behalf of the Issuer or its Subsidiaries.

12.21

Responsibility for Agents etc.: If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under this Trust Deed (each, an “Appointee”), it will not have any obligation to supervise or monitor the Appointee and shall not be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s act, omission, misconduct or default or the act, omission, misconduct or default of any substitute appointed by the Appointee.

12.22

Interests of Holders through the Clearing Systems: In considering the interests of Security Holders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any certificate, report or any other information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Certificate and may consider such interests as if such accountholders were the holders of the Securities represented by the Global Certificate. The Trustee may call for any certificate or other document to be issued by the relevant clearing system as to the principal amount of Securities evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document, in the absence of manifest error, shall be conclusive and binding for all purposes. The Trustee shall not be liable to Security Holders, the Issuer or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic or not to be correct.

12.23

No Responsibility for Recitals etc.: The Trustee shall not be responsible for recitals, statements, warranties, representations, statements or covenants of any other party contained in this Trust Deed or any other transaction document relating to the Securities or other document entered into in connection therewith which shall be taken as statements by the Issuer, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Securities or this Trust Deed. The Trustee shall be entitled to assume the accuracy and correctness thereof or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any such agreement or other document or any security constituted thereby or pursuant thereto.

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of, or for any matter or thing done or omitted in any way in connection with or in relation to, this Trust Deed, the Agency Agreement, the Securities or any other document relating hereto or thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement, the Securities or any other document relating hereto or thereto. In addition the Trustee shall not be responsible to the Security Holders or any other person for the effect of the exercise or non-exercise of any of its rights, powers, duties and/or discretions hereunder except to the extent that a court of competent jurisdiction determines in a final, non- appealable judgment that the Trustee’s own gross negligence, wilful default or fraud was the cause of any loss to the Security Holders or such other person.

Neither the Trustee nor any of the Agents shall be responsible for monitoring or in any way ascertaining the existence, coming into effect or change of the laws or regulations related to the obligations of the Issuer under this Trust Deed, the Agency Agreement and/or the Conditions or any governmental or regulatory consents, approval, authorisation, resolution, licence or exemption required by the Issuer in relation thereto, or to ascertain whether any certification, if applicable, shall have been done by the Issuer, any Security Holder or any other person and shall not be liable for any failure by the Issuer, any Security Holder or any other person to obtain or maintain any governmental or regulatory consent, approval, authorisation, resolution, licence or exemption and/or to provide any such certification.

12.24

No Responsibility for the Issuer’s condition: Each Security Holder shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Trustee shall not at any time have any responsibility for the same and no Security Holder shall rely on the Trustee in respect thereof.

12.25

Enforcement: The Trustee may at its discretion take and/or institute any steps, actions and/or proceedings against the Issuer to enforce payment of the Securities after the Securities have become due and payable or to declare the Securities due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of at least 25 per cent. in principal amount of the Securities then outstanding or shall have been so directed by an Extraordinary Resolution and, in any such case, it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

12.26

Consent: Any consent to be given, or any right, discretion or power to be exercised, by the Trustee for the purposes of this Trust Deed, the Agency Agreement or the Securities may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement or the Securities may be given or exercised retrospectively.

12.27	[Reserved]
12.28

Special Damages and Consequential Loss: Notwithstanding any other term or provision of this Trust Deed, the Agency Agreement or the Conditions or any other transaction document contemplated by or in any of the foregoing to the contrary, the Trustee and its directors, officers, employees and duly appointed Appointees shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of business, goodwill, reputation, opportunity or profits or anticipated saving, in each case howsoever caused or arising and whether arising directly or indirectly and whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of the form of action whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 12.28 shall survive the termination or expiry of this Trust Deed and/or the Securities no longer being outstanding and/or the resignation or removal of the Trustee.

12.29

Interests of Security Holders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed, the Agency Agreement or the Securities), the Trustee shall have regard to the general interests of the Security Holders as a class and shall not have regard to any interest arising from circumstances particular to individual Security Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Security Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and no Security Holder shall be entitled to claim from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Security Holders.

12.30

Force Majeure: Notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Securities or in any other transaction document, neither the Trustee nor its directors, officers, employees and duly appointed Appointees shall in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights, powers and discretions hereunder or thereunder if it is prevented from so performing its obligations or exercising its rights, powers and/or discretions by any circumstances beyond the control of the Trustee, or resulting from the general risks of the holding of assets in any jurisdiction, including, without limitation, any existing or future law, order, judgment or regulation, any existing or future act of a supranational or regulatory body, judicial authority or self-regulatory organisation or governmental authority, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunication, computer services or systems, nationalisation, expropriation, other governmental action, natural disasters, Acts of God, epidemic, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, interruption of communications or computer facilities, computer failure or failure of any SWIFT or money transmission system or any other reason which is beyond the control of the Trustee. The provisions of this Clause 12.30 shall survive the termination or expiry of this Trust Deed and/or the Securities no longer being outstanding and/or the resignation or removal of the Trustee.

12.31

Insurance: The Trustee shall not be under any obligation to insure any document or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance.

12.32

Determination of a Court of Competent Jurisdiction: Subject to Sections 750 and 751 of the Companies Act 2006 and notwithstanding anything to the contrary in this Trust Deed, the Agency Agreement, the Conditions and any other transaction documents relating hereto or thereto, the Trustee shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that the Trustee’s own fraud, gross negligence or wilful default was the cause of any loss to the Security Holders or the Issuer.

12.33	[RESERVED]
12.34

Error of Judgment: The Trustee shall not be liable for any error of judgment made by any officer, director, agent or employee of the Trustee assigned by the Trustee to administer its corporate trust matters, except to the extent that a court of competent jurisdiction determines that the Trustee’s own gross negligence, wilful default or fraud was the cause of any loss.

12.35

Right to Deduct or Withhold: Notwithstanding anything contained in this Trust Deed, the Agency Agreement and/or the Securities to the extent required by any Applicable Law, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 12.35.

12.36

Undertaking Regarding Information Reporting and Collection Obligations: Without prejudice to the other provisions of this Trust Deed, the Issuer shall, within ten business days of a written request by the other party and/or the Trustee, supply to that the Trustee such forms, documentation and other information relating to it, its operations, or the Securities as the Trustee reasonably requests for the purposes of the compliance by the Trustee with Applicable Law and shall notify the Trustee promptly in the event that it becomes aware that any of the forms, documentation or other information provided by it is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause 12.36 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

12.37

Notice of Possible Withholding: The Issuer shall notify the Trustee in writing in the event that it determines that any payment to be made by the Trustee under the Securities is a payment which could be subject to any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA, if such payment were made to a recipient that is generally unable to receive payments free from any deduction or withholding for or on account of any Taxes including, without limitation, under FATCA, and the extent to which the relevant payment is so treated, provided, however, that the obligations of the Issuer under this Clause 12.37 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Securities, or both.

12.38

Tax Indemnity: Notwithstanding any other provision of this Trust Deed, the Issuer shall indemnify the Trustee on demand against any liability or loss howsoever incurred in connection with the Issuer’s obligation to withhold or deduct any amount for or on account of Tax including, without limitation, FATCA Withholding.

12.39

Legal Opinions: The Trustee shall not be responsible to any person for (i) failing to request, require or receive any legal opinion relating to the Securities, this Trust Deed and/or the Agency Agreement or (ii) checking or commenting upon the content of any such legal opinion or (iii) the content of any such legal opinion, and the Trustee shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience incurred and resulting thereby.

12.40

Consolidation, Amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer, or any sale or transfer of all or substantially all of the assets of the Issuer, or the form or substance of any plan relating thereto or the consequences thereof to any Security Holder.

12.41

Waiver of Conflicts: The Issuer hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee or any affiliate of the Trustee acting in various capacities under the Agency Agreement, this Trust Deed and any other documents relating to the Securities or for other customers of the Trustee. The Issuer hereby acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to, other parties with interests which an issuer or a guarantor may regard as conflicting with its interests and may possess information (whether or not material to the Issuer) other than as a result of the Trustee Parties acting as Trustee or Agent (as applicable) hereunder or under the Agency Agreement that the Trustee Parties may not be entitled to share with the Issuer. The Issuer agrees that each of the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of the issue or otherwise in relation to the Securities, this Trust Deed, the Agency Agreement or any other documents relating to the Securities.

12.42

Anti-Money Laundering and Terrorism: The Trustee, at the expense of the Issuer, may take and may instruct any agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any Applicable Law, any request of a public or regulatory authority or any policy of the Trustee (including Know Your Client and other compliance policies and procedures) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the Issuer’s accounts (particularly those involving the international transfer of funds) including the source of or the intended recipient of funds paid into or out of the Issuer’s accounts. In certain circumstances, such action may delay or prevent the processing of the Issuer’s instructions, the settlement of transactions over the Issuer’s accounts or the Trustee’s performance of its obligations under this Trust Deed, the Agency Agreement and/or the Securities. Neither the Trustee nor any agent or delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Trustee or any agent or delegate pursuant to this Clause 12.42.

12.43

Not Responsible for Listing: Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer or arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent Authority).

12.44

No Implied Duties: The Trustee shall be obliged to perform such duties, and only such duties, as are herein or in this Trust Deed, the Agency Agreement or the Conditions, as applicable, specifically set forth, and no implied duties or obligations shall be read into such documents against the Trustee.

12.45

Powers, Discretions and Functions Additional: The powers, discretions and functions conferred on the Trustee by this Trust Deed, the Agency Agreement and/or the Conditions shall be in addition to any powers, discretions and functions the Trustee may otherwise have under general law or as holder of any of the Securities.

12.46	Sanctions
(a)

The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union or HM Treasury (collectively “Sanctions”).

The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Trust Deed, (i) to fund or facilitate any prohibited activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any prohibited activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

12.47	No Liability

The Trustee is entitled to refrain from acting in the absence of any approval, directions or instructions and shall not be liable for not acting in such circumstances.

13.	TRUSTEE’S DUTY OF CARE AND LIABILITY

Section 1 of the Trustee Act 2000 shall not apply to any function or duty of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail. In the case of any inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

14.	WAIVER AND PROOF OF DEFAULT
14.1

Waiver: The Trustee may, but is not obliged to, without the consent of the Security Holders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Security Holders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed, the Securities, the Agency Agreement or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such, provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. The Trustee’s waiver or authorisation may be subject to it being indemnified and/or secured and/or pre-funded to its satisfaction and to any other condition which the Trustee requires, including but not limited to obtaining, at the sole expense of the Issuer, advice from or an opinion of any investment bank or legal or other expert and/or the Auditors and/or a certificate signed by an Authorised Signatory of the Issuer. The Trustee shall be entitled to but shall not be obligated to rely on such advice or opinion. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Security Holders and, unless the Trustee otherwise agrees, will be notified by the Issuer to the Security Holders as soon as reasonably practicable thereafter in accordance with Condition 16.

14.2

Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Security will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Securities which are then payable.

15.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and entities associated with the Trustee and any of their officers, directors and employees may become the owner of, and/or may acquire any interest in, any Securities or the Shares with the same rights that it or he would have had if the Trustee were not appointed under this Trust Deed, and may engage or be interested in any financial or other transaction with the Issuer and any other persons, and may act on, or as depository, trustee, custodian or agent for, any committee or body of Security Holders or other obligations of the Issuer or any other person, as freely as if the Trustee were not appointed under this Trust Deed and shall be entitled to retain and shall not in any way be liable to account to the Issuer, the Security Holders or any other person for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

16.	MODIFICATION AND WAIVER

The Trustee may (but shall not be obliged to) agree, without the consent of the Security Holders, to (i) any modification of the Conditions or any of the provisions of this Trust Deed or the Agency Agreement that in its opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with any mandatory provisions of law, and (ii) any other modification, and any waiver or authorisation of any breach or proposed breach of, or any failure to comply with any of the Conditions or any of the provisions of this Trust Deed and/or the Agency Agreement that is in the opinion of the Trustee not materially prejudicial to the interests of the Security Holders, but the power described in this paragraph (ii) does not extend to any such modification as is mentioned in the proviso to paragraph 3 of Schedule 3. Any such modification, authorisation or waiver shall be binding on the Security Holders and, unless the Trustee agrees otherwise, any modification, authorisation or waiver shall be notified by the Issuer to the Security Holders as soon as reasonably practicable thereafter in accordance with Condition 16.

17.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE
17.1

Appointment: Subject as provided in Clause 17.2 below, the Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Security Holders as soon as practicable.

17.2

Retirement and Removal: Any Trustee may retire at any time on giving at least 45 days’ written notice to the Issuer without giving any reason and without being responsible for any costs, charges and expenses occasioned by such retirement or the appointment of a new trustee, and the Security Holders may by Extraordinary Resolution remove any Trustee, provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use its reasonable endeavours to procure that another trust corporation be appointed as Trustee but if no such replacement Trustee is appointed by the day falling 15 days prior to the expiry of such 45-day notice period or, as the case may be, by the day falling 30 days after the date of such Extraordinary Resolution, the Trustee shall have the power (i) to petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to doing so and (ii) to appoint a new trustee, in each case at the cost of the Issuer. The Trustee shall not be responsible for monitoring or supervising any such new trustee.

17.3	Co-Trustees: The Trustee may, despite Clause 17.1, by written notice to the Issuer appoint anyone to act as an additional trustee jointly with the Trustee:
(a)	if the Trustee considers the appointment to be in the interests of the Security Holders;
(b)	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or
(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will forthwith do all things as may be required to perfect such appointment or removal. The Trustee shall not be responsible for monitoring or supervising any such additional trustee and shall not be liable for the acts and/or omissions of any additional trustee. The obligations of each co-trustee shall be several and not joint.

17.4

Competence of a Majority of Trustees: If there are more than two Trustees, the majority of them will be competent to perform the Trustee’s functions, provided the majority includes a trust corporation. The obligations and liabilities of the Trustees shall be several and not joint.

17.5

Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto. Notice shall be given to the Issuer by the Trustee as soon as reasonably practicable if any event described in this Clause 17.5 occurs.

18.	CURRENCY INDEMNITY
18.1

Currency of Account and Payment: U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Agency Agreement and the Securities, including damages.

18.2

Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Security Holder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer or to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

18.3

Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Agency Agreement or the Securities, the Issuer will indemnify it, on demand on an after tax basis, against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient, on demand on an after tax basis, against the cost of making any such purchase.

18.4

Indemnity Separate: The indemnities in this Clause 18 and in Clauses 4.1 and 11.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Security Holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Agency Agreement and/or the Securities or any other judgment or order.

18.5	Continuing Effect: This Clause 18 will continue in full force and effect as regards the Trustee even if it no longer is Trustee.
19.	COMMUNICATIONS

Any communication shall be by letter or email:

in the case of communications to the Issuer, to it at:

MINISO Group Holding Limited

名創優品集團控股有限公司

16F, M Plaza, No. 109, Pazhou Avenue

Haizhu District, Guangzhou 510000, Guangdong Province The People’s Republic of China

Email: chronos@miniso.com

Attention: MINISO Project Chronos Team

and in the case of communications to the Trustee, to it at:

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Attention:Trustee Administration Manager / Project Chronos with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East

Hong Kong

Email:honctrmta@bny.com

Attention:Global Corporate Trust / Project Chronos

Any such communication shall take effect in the case of an e-mail, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending the e-mail, or in the case of a letter, at the time of delivery; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00 p.m. on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent will be written legal evidence.

Any of the parties named above may change its address for the purpose of this Clause 19 by giving notice of such change to the other parties to this Trust Deed.

Unless otherwise agreed by the Trustee, all notices and other communications hereunder shall be made in English or shall be accompanied by an English translation thereof certified as a true and accurate translation by a professionally qualified translator or by some other person competent to do so. The Trustee may rely conclusively on any such translation and shall be entitled to assume that it is a complete and accurate translation of the original, and the Trustee shall not be responsible or liable to the Issuer, any Security Holder, the Agents or any other person for doing so.

The Trustee may conclusively rely on and shall be fully authorised and protected in and shall have no liability for acting or omitting to act upon or in reliance on written communications from and instructions of the Issuer with respect to any matter covered in this Trust Deed and/or the Securities and/or the Agency Agreement or on any certificate, instruction, opinion, notice, letter, e-mail, or other document or instrument (including without limitation, a message received from, through or on behalf of Euroclear or Clearstream or any other alternative clearing system), original or copy, delivered or sent by email or electronically to it and believed by it to be genuine and to have been sent by the proper person or persons, and shall not have any responsibility or obligation to verify or confirm that the person giving the same is duly authorised to give instructions, directions, notices, certificates or other communications on behalf of the Issuer and shall not be liable for any losses, liability, costs or expenses incurred or sustained by the Issuer and Security Holder or any other person as a result of such reliance upon or compliance with such instructions, directions, notices, certificates or other communications. The Issuer agrees that the indemnity set out in Clause 11.4 shall apply in respect of any loss or liability suffered by the Trustee as a result of acting upon instructions and directions sent by electronic methods.

In no event shall the Trustee be liable for any losses arising from the Trustee receiving any data from or transmitting any data to the Issuer (or any Authorised Person) or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer (or any Authorised Person). The Issuer agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

21.	FURTHER ISSUES
21.1

Further Issues: The Issuer may from time to time without the consent of the Security Holders create and issue further bonds having the same terms and conditions as the Securities in all respects and so that such further issue shall be consolidated and form a single series with the outstanding Securities.

21.2

Supplemental Trust Deed: Any further securities forming a single series with the Securities shall be constituted by a deed supplemental to this Trust Deed. In any such case, the Issuer shall prior to the issue of any such further securities execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid by the Issuer, and, if applicable, duly stamped or denoted accordingly) containing covenants by the Issuer in the form mutatis mutandis of Clause 2.2 in relation to such further securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require and such other documents and opinions as the Trustee may require in order to give effect to such issue of any such further securities.

21.3	Endorsement by Trustee: A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on its duplicate of this Trust Deed.
21.4

Notice to Trustee: Whenever it is proposed to create and issue any further securities, the Issuer shall give to the Trustee not less than 14 days’ prior notice in writing of its intention so to do stating the amount of further securities proposed to be created and issued, which notice shall be accompanied by a draft of the proposed supplemental trust deed.

22.	COUNTERPARTS

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterpart, all of which when taken together shall constitute one and the same instrument.

23.	GOVERNING LAW AND JURISDICTION
23.1

Governing Law: This Trust Deed, the Agency Agreement, the Securities and any non- contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with English law.

23.2

Jurisdiction: The Issuer irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong to settle any disputes which may arise out of or in connection with this Trust Deed, the Agency Agreement or the Securities and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Agency Agreement or the Securities (“Proceedings”) may be brought against the Issuer in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

23.3

Waiver of Immunity: The Issuer hereby waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

SCHEDULE 1

Part 1

FORM OF GLOBAL CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY

(A) TO MINISO GROUP HOLDING LIMITED (THE “ISSUER”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF (INCLUDING ANY ACQUISITION OF ANY INTEREST HEREIN), THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT WITH A PRIOR WRITTEN CONSENT OF THE ISSUER, NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

ISIN: XS2972964857

Common Code: 297296485

MINISO GROUP HOLDING LIMITED

(incorporated in the Cayman Islands with limited liability)

U.S.$550,000,000 0.50 Per Cent. Equity Linked Securities due 2032

GLOBAL CERTIFICATE

Global Certificate No. [●]

Registered Holder: The Bank of New York Depository (Nominees) Limited (the “Registered Holder”)

This Global Certificate is issued in respect of the principal amount specified above of the Securities (the “Securities”) of MINISO Group Holding Limited (the “Issuer”). This Global Certificate certifies that the Registered Holder is registered as the holder of such principal amount of the Securities at the date hereof.

The Securities in respect of which this Certificate is issued are exchangeable at the Cash Settlement Amount subject to and in accordance with the Conditions and the Trust Deed.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Securities (which are in the form set out in Schedule 2 to the trust deed dated 14 January 2025 (the “Trust Deed”) between the Issuer and The Bank of New York Mellon, London Branch as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

This Global Certificate is subject to all such terms in the Trust Deed, and the holder of the Securities is referred to the Trust Deed for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Global Certificate and the terms of the Trust Deed, the terms of the Trust Deed will prevail.

Promise to Pay

The Issuer, for value received, promises to pay to the holder of the Securities represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Securities) on the Maturity Date (or on such earlier date as the amount payable upon redemption or repayment under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption or repayment under the Conditions in respect of the Securities represented by this Global Certificate and to pay interest in respect of such Securities from 14 January 2025 (the “Issue Date”) in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Securities represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the Securities represented by this Global Certificate is bound by all the provisions of the Trust Deed and those provisions applicable to it of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Securities represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Securities represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Securities represented by this Global Certificate is entitled to payments in respect of the Securities represented by this Global Certificate.

Exchange of Securities Represented by Global Certificates

Owners of interests in the Securities in respect of which this Global Certificate is issued will be entitled to have title to the Securities registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream or any other clearing system selected by the Issuer and approved in writing by the Trustee, the Principal Agent and the Registrar through which the Securities are held (an “Alternative Clearing System”) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. In such circumstances, the Issuer will cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Securities. A person with an interest in the Securities in respect of which this Global Certificate is issued must provide the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such exchange and a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

Notices

So long as the Securities are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear and Clearstream or any Alternative Clearing System, notices to holders of the Securities shall be given by delivery of the relevant notice to Euroclear and Clearstream or such Alternative Clearing System, for communication by it to accountholders entitled to an interest in the Securities in substitution for notification as required by the Terms and Conditions of the Securities.

Meetings

For the purposes of any meeting of Security Holders, the holder of the Securities represented by this Global Certificate shall be treated as two persons for the purposes of any quorum requirements of a meeting of Security Holders and as being entitled to one vote in respect of each U.S.$200,000 in principal amount of Securities for which this Global Certificate is issued.

Security Holder’s Redemption

The Security Holder’s redemption options in Conditions 8(d) and Condition 8(e) may be exercised by the holder of this Global Certificate giving notice to the Principal Agent of the principal amount of Securities in respect of which the option is exercised within the time limits specified in the Conditions.

Issuer’s Redemption

The options of the Issuer provided for in Conditions 8(b) and 8(c) shall be exercised by the Issuer giving notice to the Security Holders within the time limits set out in and containing the information required by the Conditions.

Security Holders’ Tax Option

The option of the Security Holders not to have the Securities redeemed as provided in Condition 8(b) shall be exercised by the presentation to the Principal Agent of a duly completed Security Holder’s election notice within the time limits set out in and containing the information required by Condition 8(b).

Transfers

Transfers of interests in the Securities will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Cancellation

Cancellation of any Security represented by this Global Certificate by the Issuer following its redemption, exercise or purchase by the Issuer or any of its Subsidiaries will be effected by a reduction in the principal amount of the Securities in the register of Security Holders and this Global Certificate on its presentation to or to the order of the Registrar for annotation (for information only) in Schedule A to this Global Certificate.

Exercise

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Exercise Right attaching to a Security in respect of which this Global Certificate is issued may be exercised at any time during the Exercise Period by the presentation to or to the order of any Exchange Agent of one or more Exercise Notices duly completed by or on behalf of a holder of a book-entry interest in such Securities. Deposit of this Global Certificate with an Exchange Agent together with the relevant Exercise Notice(s) shall not be required. The exercise of the Exercise Right shall be notified by the relevant Exchange Agent to the Registrar and the holder of this Global Certificate.

Trustee’s Powers

In considering the interests of Security Holders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, but without being obligated to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Securities and (b) consider such interests on the basis that such accountholders were the holders of the Securities in respect of which this Global Certificate is issued.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

A person who is not a party to this Global Certificate has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate except to the extent contemplated in Conditions 10 and 12 and otherwise except and to the extent (if any) that this Global Certificate expressly provides for such Act to apply to any of its terms.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated as of the Issue Date.

MINISO GROUP HOLDING LIMITED

By:

Name:

Title:

Certificate of Authentication

This Global Certificate is authenticated

by or on behalf of the Registrar

without recourse, warranty or liability.

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH

as Registrar By:

By:

Name:

Title:

For the purposes of authentication only.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$ [●] principal amount of the Securities represented by this Global Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

1

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Securities represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.

2	A representative of the Security Holder should state the capacity in which he signs e.g. executor.

PRINCIPAL AGENT

THE BANK OF NEW YORK MELLON, LONDON BRANCH

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

REGISTRAR AND TRANSFER AGENT

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH

Riverside Two

Sir John Rogerson’s Quay

Grand Canal Dock

Dublin 2, Ireland

Schedule A

Schedule of Increases/Reductions in Principal Amount of Securities in respect of which this

Global Certificate is Issued

The following increases/reductions in the principal amount of Securities in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of Exercise Rights attaching to Securities, (ii) redemption of Securities, (iii) purchase and cancellation of Securities, or (iv) partial exchange for definitive Certificates or (v) further issuances.

Date (Stating reason for change in the principal amount)	Amount of increase/decrease in principal amount of this Global Certificate	Principal amount of this Global Certificate following such increase/decrease	Notation made by or on behalf of the Registrar

Part 2

FORM OF CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY

(A) TO MINISO GROUP HOLDING LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF (INCLUDING ANY ACQUISITION OF ANY INTEREST HEREIN), THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

EXCEPT WITH A PRIOR WRITTEN CONSENT OF THE COMPANY, NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

ISIN: XS2972964857

Common Code: 297296485

On the front:

MINISO GROUP HOLDING LIMITED

(incorporated in the Cayman Islands with limited liability)

U.S.$550,000,000 0.50 Equity Linked Securities due 2032

CERTIFICATE

Certificate No. [●]

Registered Holder: [●] (the “Registered Holder”)

This Certificate certifies that the Registered Holder is, as at the date hereof, registered as the holder of principal amount of the Securities referred to above (the “Securities”) of MINISO Group Holding Limited (the “Issuer”). The Securities are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Securities in respect of which this Certificate is issued are exchangeable at the Cash Settlement Amount subject to and in accordance with the Conditions and the Trust Deed.

The Issuer, for value received, promises to, or to the order of, pay to the holder of the Securities represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Securities) on the Maturity Date (or on such earlier date as the amount payable upon redemption or repayment under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption or repayment under the Conditions in respect of the Securities represented by this Certificate together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Securities represented by this Certificate is bound by all the provisions of the Trust Deed and those provisions applicable to it of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Securities represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Securities represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Securities represented by this Certificate is entitled to payments in respect of the Securities represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

A person who is not a party to this Certificate has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Certificate except to the extent contemplated in Conditions 10 and 12 and otherwise except and to the extent (if any) that this Certificate expressly provides for such Act to apply to any of its terms.

This Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Date: [●]

MINISO GROUP HOLDING LIMITED

By:

Name:

Title:

Certificate of Authentication

This Certificate is authenticated

by or on behalf of the Registrar

without recourse, warranty or liability.

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH

as Registrar By:

By:

Name:

Title:

For the purposes of authentication only.

On the back:

Terms and Conditions of the Securities

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$[●] principal amount of the Securities represented by this Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

1

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Securities represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.

2	A representative of the Security Holder should state the capacity in which he signs e.g. executor.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

PRINCIPAL AGENT

THE BANK OF NEW YORK MELLON, LONDON BRANCH

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

REGISTRAR AND TRANSFER AGENT

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH

Riverside Two

Sir John Rogerson’s Quay

Grand Canal Dock

Dublin 2, Ireland

SCHEDULE 2

TERMS AND CONDITIONS OF THE SECURITIES

TERMS AND CONDITIONS OF THE SECURITIES

The following, subject to amendment and save for the paragraphs in italics, are the Terms and Conditions of the Securities, substantially as they will appear on the reverse of each of the definitive certificates representing the Securities:

The issue of the U.S.$550,000,000 in aggregate principal amount of 0.5 per cent. equity linked securities due 2032 (the “Securities”, which term shall include, unless the context requires otherwise, any further securities issued in accordance with Condition 15 (Further Issues) and consolidated and forming a single series therewith) of MINISO Group Holding Limited (the “Issuer”) was authorised by written resolutions of the board of directors of the Issuer dated 6 January 2025. The Securities are constituted by a trust deed (as amended and/or supplemented from time to time, the “Trust Deed”) dated 14 January 2025 (the “Issue Date”) made between the Issuer and The Bank of New York Mellon, London Branch, a banking corporation organised and existing under the laws of the State of New York with limited liability and operating through its branch in London at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom (the “Trustee”, which expression shall include any successor trustee and all persons for the time being acting as trustee or trustees under the Trust Deed) as trustee for itself and the holders (as defined below) of the Securities. These terms and conditions (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Securities. The Issuer has entered into a paying, exercise and transfer agency agreement dated 14 January 2025 (as amended and/or supplemented from time to time, the “Agency Agreement”) relating to the Securities made between the Issuer, the Trustee, The Bank of New York Mellon, London Branch as principal paying agent and principal exchange agent (collectively in such capacities, the “Principal Agent”, which expression shall include any successor principal agent appointed from time to time in connection with the Securities), The Bank of New York Mellon SA/NV, Dublin Branch as registrar (the “Registrar”, which expression shall include any successor registrar appointed from time to time in connection with the Securities) and transfer agent (the “Transfer Agent”, which expression shall include any additional or successor transfer agent appointed from time to time in connection with the Securities), and the other paying agents, exchange agents and transfer agents appointed therein (each a “Paying Agent”, an “Exchange Agent” or, as applicable, a “Transfer Agent” and together with the Registrar and the Principal Agent, the “Agents”). References to the “Principal Agent”, the “Registrar” and the “Agents” below are references to the principal agent, the registrar and the agents for the time being for the Securities. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed.

Copies of the Trust Deed and the Agency Agreement are available (a) for inspection at all reasonable times during usual business hours (being between 9:00 a.m. and 3:00 p.m., Monday to Friday (London time) other than public holidays) at the specified office for the time being of the Principal Agent (being, at the time of issue of the Securities, at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom) following prior written request and proof of holding and identity to the satisfaction of the Principal Agent and (b) electronically from the Principal Agent, following prior written request and provision of proof of holding and identity to the satisfaction of the Principal Agent. The Security Holders (as defined below) are entitled to the benefit of and are bound by all provisions of the Trust Deed and are deemed to have notice of (i) all the provisions of the Trust Deed and (ii) the provisions of the Agency Agreement applicable to them.

1	Status

The Securities constitute direct, unconditional, unsubordinated and (subject to Condition 4(a) (Negative Pledge)) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Securities shall, save for such exceptions as may be provided by mandatory provisions of applicable law and subject to Condition 4(a) (Negative Pledge), at all times rank at least equally with all of their respective other present and future unsecured and unsubordinated obligations.

2	Form, Denomination and Title
(a)

Form and Denomination: The Securities are issued in registered form in the denomination of U.S.$200,000 and integral multiples of U.S.$200,000 in excess thereof (the “Authorised Denomination”) without coupons attached. A security certificate (each a “Certificate”) will be issued to each Security Holder in respect of its registered holding of Securities. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Security Holders (the “Register”) which the Issuer will procure to be kept by the Registrar.

Upon issue, the Securities will be represented by the Global Certificate deposited with, and representing Securities registered in the name of a nominee of, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). When the Securities are represented by a Global Certificate, the Conditions are modified by certain provisions contained in the Global Certificate. See “Provisions Relating to the Securities in Global Form”.

(b)

Title: Title to the Securities passes only by transfer and registration in the Register as described in Condition 3 (Transfers of Securities; Issue of Certificates). The holder of any Security shall (except as otherwise required by law or ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing (other than an endorsed form of transfer) on, or the theft or loss of, the Certificate issued in respect of it) and the Trustee, the Agents and any other person shall not be liable for so treating the holder. In these Conditions, “Security Holder” and (in relation to a Security) “holder” mean the person in whose name a Security is registered in the Register (or in the case of a joint holding, the first named thereof).

3	Transfers of Securities; Issue of Certificates
(a)

Register: The Issuer will cause the Register to be kept at the specified office of the Registrar outside Hong Kong and the United Kingdom and in accordance with the terms of the Agency Agreement on which shall be entered the names and addresses of the holders of the Securities and the particulars of the Securities held by them and of all transfers, redemptions and exercises of the Securities. Each Security Holder shall be entitled to receive only one Certificate in respect of its entire holding of Securities.

(b)

Transfer: Subject to Conditions 3(e) (Closed Periods) and 3(f) (Regulations) and the terms of the Agency Agreement, a Security may be transferred by delivery of the Certificate issued in respect of that Security, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of either the Registrar or the Transfer Agent together with such evidence as the Registrar or (as the case may be) the Transfer Agent may require to prove the title of the transferor and the authority of the individuals who have executed the form of the transfer; provided, however, that a Security may not be transferred unless the principal amount of the Security transferred and (where not all of the Securities held by the holder are being transferred) the principal amount of the balance of the Securities not so transferred, is an Authorised Denomination. Where not all Securities represented by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Securities will be issued to the transferor. No transfer of a Security will be valid or effective unless and until entered on the Register.

Transfers of interests in the Securities represented by the Global Certificate will be effected in accordance with the rules and procedures of the relevant clearing systems.

(c)

Delivery of New Certificates: Each new Certificate to be issued upon a transfer or (if applicable) exercise of Securities will, within seven business days of receipt by the Registrar or, as the case may be, the relevant Transfer Agent of the original Certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Securities (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer. The Registrar will, within seven business days of receipt by the Registrar or any Transfer Agent of the documents above, register the transfer in question.

Except in the limited circumstances described in the Global Certificate, owners of interests in the Securities will not be entitled to receive physical delivery of Certificates. The Securities are not issuable in bearer form.

Where only part of the principal amount of the Securities (being that of one or more Securities) in respect of which a Certificate is issued is to be transferred, redeemed, exercised or repurchased, a new Certificate in respect of the Securities not so transferred, redeemed, exercised or repurchased will, within seven business days of delivery of the original Certificate to the Registrar or the Transfer Agent, be made available for collection at the specified office of the Registrar or the Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Securities not so transferred, redeemed, exercised or repurchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

For the purposes of this Condition 3 (Transfers of Securities; Issue of Certificates) and Condition 6 (Exercise), “business day” shall mean a day other than a Saturday, Sunday or public holiday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or exercise) or the Transfer Agent with whom a Certificate is deposited in connection with a transfer, settlement or exercise is located.

(d)

Formalities Free of Charge: Registration of a transfer of Securities and issuance of new Certificates will be effected, without charge to the relevant holder of such Securities, by or on behalf of the Issuer, the Registrar or any Transfer Agents, but (i) upon payment (or the giving of such indemnity and/or security and/or pre-funding as the Issuer may reasonably require or the Registrar or the Transfer Agent may require) in respect of any taxes, duties or other governmental charges which may be levied or imposed in connection with such transfer or issuance and (ii) the Registrar or the Transfer Agent (as the case may be) being satisfied in its absolute discretion with the documents of title or identity of the person making the application and (iii) the Registrar or the Transfer Agent (as the case may be) being satisfied that Condition 3(f) (Regulations) has been complied with.

(e)

Closed Periods: No Security Holder may require the transfer of a Security to be registered (i) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to these Conditions (including Condition 8(a) (Maturity), Condition 8(b) (Redemption for Taxation Reasons) and Condition 8(c) (Redemption at the Option of the Issuer)); (ii) after an Exercise Notice (as defined in Condition 6(b) (Exercise Procedure)) has been delivered with respect to a Security; (iii) after a Relevant Event Redemption Notice (as defined in Condition 8(e) (Redemption for Delisting or Change of Control)) has been deposited in respect of such Security pursuant to Condition 8(e) (Redemption for Delisting or Change of Control) or after a put notice has been deposited in respect of such Security pursuant to Condition 8(d) (Redemption at the Option of the Security Holders); and (iv) during the period of seven days ending on (and including) any Interest Record Date (as defined in Condition 7(a) (Payments)). Each such period is a “Closed Period”.

(f)

Regulations: All transfers of Securities and entries on the Register will be made subject to the detailed regulations concerning transfer of Securities, the initial form of which is scheduled to the Agency Agreement. The regulations may be changed by the Issuer (with the prior written approval of the Registrar and the Trustee) or by the Registrar (with the prior written approval of the Trustee). A copy of the current regulations will be mailed (free of charge and at the cost of the Issuer) by the Registrar to any Security Holder upon written request and with proof of holding and identity to the satisfaction of the Registrar.

4	Covenants
(a)

Negative Pledge: So long as any Security remains outstanding (as defined in the Trust Deed), the Issuer will not, and the Issuer shall procure that none of its Principal Subsidiaries (other than any Listed Subsidiary or a Subsidiary of such Listed Subsidiary) will, create, permit to subsist or arise or have outstanding, any Encumbrance upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness or to secure any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto the Securities are secured equally and rateably (i) therewith or by the same Encumbrance, (ii) by security which the Trustee may (but shall not be obliged to) in its absolute discretion deem not materially less beneficial to the interests of the Security Holders or (iii) by such other security, guarantee, indemnity or other arrangement as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed).

(b)	NDRC Filings: The Issuer undertakes that it will within the relevant prescribed timeframes after the Issue Date file or cause to be filed with the NDRC (as defined below) the requisite information and documents in respect of the Securities in accordance with the Administrative Measures for Examination and Registration of Medium- and Long-Term Foreign Debts of Enterprises (企業中長期外債審核登記管理辦法（國家發展和改革委員會令第 56 號）) (“Order 56”) issued by the NDRC and effective from 10 February 2023 and any implementation rules, reports, certificates, approvals or guidelines as issued by the NDRC from time to time, including but not limited to, the Initial NDRC Post-Issuance Filing (as defined below).

(c)

CSRC Filings: The Issuer undertakes to file or cause to be filed with the CSRC (as defined below) within the relevant prescribed timeframes after the Issue Date the requisite information and documents in respect of the Securities in accordance with the CSRC Filing Rules (as defined below) (the “CSRC Post-Issuance Filings”, which term for the avoidance of doubt, includes the Initial CSRC Post-Issuance Filing (as defined below)) and comply with the continuing obligations under the CSRC Filing Rules and any implementation rules as issued by the CSRC from time to time.

(d)	Notification of Submission of Initial NDRC Post-Issuance Filing and Initial CSRC Post- Issuance Filing: The Issuer shall:
(i)

file or cause to be filed (I) the initial NDRC post-issuance filing with the NDRC or its competent local counterpart of the information and documents relating to the issue of the Securities that are required to be filed in accordance with Order 56 within ten Registration Business Days after the Issue Date (the “Initial NDRC Post-Issuance Filing”) and (II) the CSRC Filing Report and other requisite information and documents in respect of the Securities that are required to be filed with the CSRC within three Registration Business Days after the Issue Date in accordance with the CSRC Filing Rules (the “Initial CSRC Post-Issuance Filing”), and

(ii)

(A) within ten Registration Business Days after the later of (a) the submission of the Initial NDRC Post-Issuance Filing, and (b) the submission of the Initial CSRC Post- Issuance Filing, provide the Trustee with a certificate (substantially in the form scheduled to the Trust Deed) in English signed by an Authorised Signatory (as defined in the Trust Deed) confirming (x) the submission of the Initial NDRC Post-Issuance Filing, and (y) the submission of the Initial CSRC Post-Issuance Filing and copies of the relevant documents evidencing (x) the Initial NDRC Post-Issuance Filing (if any), and (y) the Initial CSRC Post-Issuance Filing (if any); and (B) within ten Registration Business Days after the later of (a) the completion of the Initial NDRC Post-Issuance Filing, and (b) the completion of the Initial CSRC Post-Issuance Filing, provide the Trustee with the relevant documents (if any) evidencing the submission of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing (the documents in (A) and (B) of this Condition 4(d)(ii) together, the “Registration Documents”). In addition, the Issuer shall, within ten Registration Business Days after the Registration Documents are delivered to the Trustee, give notice to the Security Holders (in accordance with Condition 16 (Notices)) confirming the submission of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing. The Issuer shall, within ten Registration Business Days after the completion of the Initial CSRC Post-Issuance Filing, give notice to the Security Holders (in accordance with Condition 16 (Notices) confirming the completion of the Initial CSRC Post-Issuance Filing.

The Trustee shall have no obligation or duty to monitor or assist with or ensure the Initial NDRC Post-Issuance Filing or the Initial CSRC Post-Issuance Filing is submitted or completed, respectively, or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Initial NDRC Post-Issuance Filing, the Initial CSRC Post-Issuance Filing and/or the Registration Documents or to translate or procure the translation into English of the Registration Documents or documents in relation to or in connection with the Initial NDRC Post-Issuance Filing, the Initial CSRC Post-Issuance Filing or to give notice to the Security Holders confirming the completion of the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing, and shall not be liable to the Issuer, the Security Holders or any other person for not doing so.

In these Conditions:

(i)	“CSRC” means the China Securities Regulatory Commission;
(ii)

“CSRC Filing Report” means the filing report of the Issuer in relation to the issuance of the Securities which will be submitted to the CSRC within three Registration Business Days after the Issue Date pursuant to the CSRC Filing Rules;

(iii)

“CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and supporting guidelines issued by the CSRC on 17 February 2023, as amended, supplemented or otherwise modified from time to time;

(iv)	“Encumbrance” means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person or any other arrangement with similar economic effect;
(v)	“Listed Subsidiary” of any person means any Subsidiary of such person whose ordinary shares are listed or dealt in or traded on any internationally recognised stock exchange;
(vi)	“NDRC” means the National Development and Reform Commission of the PRC;
(vii)

“PRC” means the People’s Republic of China and, for the purposes of these Conditions, except where the context requires, does not include Hong Kong Special Administrative Region of the People’s Republic of China, Macau Special Administrative Region of the People’s Republic of China and Taiwan;

(viii)	“Principal Subsidiary” means any Subsidiary of the Issuer:
(A)

whose revenue or (in the case of a Subsidiary which itself has Subsidiaries) consolidated revenue, as shown by its latest audited income statement are at least 10 per cent. of the consolidated revenue as shown by the latest audited consolidated income statement of the Issuer and its Subsidiaries, taken as a whole; or

(B)

whose total assets or (in the case of a Subsidiary which itself has Subsidiaries) consolidated total assets, as shown by its latest audited balance sheet are at least 10 per cent. of the consolidated total assets of the Issuer and its Subsidiaries as shown by the latest audited consolidated balance sheet of the Issuer and its Subsidiaries including, for the avoidance of doubt, the investment of the Issuer in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Issuer and after adjustment for minority interests; or

(C)

to which is transferred the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transfer was a Principal Subsidiary, provided that (i) the Principal Subsidiary which so transfers its assets shall forthwith upon such transfer cease to be a Principal Subsidiary and the Subsidiary to which the assets are so transferred shall become a Principal Subsidiary and (ii) on or after the date on which the first available audited accounts (consolidated, if appropriate) of the Issuer prepared as of a date later than such transfer are issued, whether such transferor Subsidiary or such transferee Subsidiary is or is not a Principal Subsidiary shall be determined on the basis of such accounts by virtue of the provisions of paragraphs (A) or (B) or (C) of this definition, provided that, in relation to paragraphs (A) and (B) above of this definition:

(I)

in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published be deemed to be a reference to the then latest consolidated audited accounts of the Issuer adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(II)if at any relevant time in relation to the Issuer or any of its Subsidiaries which itself has Subsidiaries no consolidated accounts are prepared and audited, revenue or total assets of the Issuer and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Issuer;

(III)if at any relevant time in relation to any Subsidiary of the Issuer, no accounts are audited, its revenue or total assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Issuer; and

(IV)if the accounts of any subsidiary (not being a Subsidiary referred to in proviso (I) above) are not consolidated with those of the Issuer, then the determination of whether or not such subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer.

A certificate in English in substantially the form scheduled to the Trust Deed signed by an Authorised Signatory of the Issuer, listing those entities which as at the last day of the most recent financial year of the Issuer, or as at the date specified in such request, were, in the opinion of the Issuer, Principal Subsidiaries shall, if there is a dispute as to whether any Subsidiary of the Issuer is or is not a Principal Subsidiary, be conclusive and binding on the Issuer, the Issuer and the Security Holders in the absence of manifest error if the same is accompanied by a report by a nationally recognised firm of public accountants addressed to the Issuer as to proper extraction of the figures used by the Issuer in determining the Principal Subsidiaries of the Issuer and mathematical accuracy of the calculation;

(ix)	“Registration Business Day” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks are generally open for business in Beijing, the PRC;
(x)

“Relevant Indebtedness” means any future or present indebtedness incurred outside the PRC in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depositary receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market and for the avoidance of doubt, “Relevant Indebtedness” does not include indebtedness under any bilateral, syndicated or club loans or credit facilities; and

(xi)

any reference to a “subsidiary” or “Subsidiary” of any person is to (i) any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees or equivalent body of such company or other business entity or (ii) any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the laws, regulations or generally accepted accounting principles from time to time of the Cayman Islands or Hong Kong, should have its accounts consolidated with those of that person.

5	Interest

The Securities bear interest on their outstanding principal amount from and including the Issue Date at the rate of 0.5 per cent. per annum, payable semi-annually in arrear in equal instalments on 14 January and 14 July in each year (each an “Interest Payment Date”), commencing on 14 July 2025. Each Security will cease to bear interest:

(a)

(subject to Condition 6(b)(iii) (Interest Accrual)) where the Exercise Right attached to it shall have been exercised by a Security Holder, from and including the Interest Payment Date immediately preceding the relevant Exercise Date (as defined below), or if none, the Issue Date; or

(b)	where such Security is redeemed or repaid pursuant to Condition 8 (Redemption, Purchase and Cancellation) or Condition 10 (Events of Default), from the due date for redemption or repayment thereof,

unless, upon due presentation thereof, payment of principal or premium (if any) is improperly withheld or refused. In such event, such unpaid principal will continue to bear interest at 1.5 per cent. per annum (both before and after judgment) up to but excluding whichever is the earlier of (i) the day on which all sums due in respect of such Security up to that day are received by or on behalf of the relevant holder and (ii) the day falling seven days after the Trustee or the Principal Agent has notified the Security Holders of receipt of all sums due in respect of all the Securities up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

If interest is required to be calculated for a period of less than a complete Interest Period (as defined below), the relevant day-count fraction will be determined on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

In these Conditions, the period beginning on and including the Issue Date and ending on but excluding the first Interest Payment Date, and each such successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, is called an “Interest Period”.

Interest in respect of any Securities shall be calculated per U.S.$200,000 in principal amount of the Securities (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall, save as provided above in relation to equal instalments, be equal to the product of the rate of interest specified above, the Calculation Amount and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

6	Exercise
(a)	Exercise Right
(i)

Exercise Period: Subject as hereinafter provided, the Security Holders have the right to require the Issuer to exchange their Securities for their Cash Settlement Amount calculated in accordance with Condition 6(a)(v) (Cash Settlement Amount) at any time during the Exercise Period (the “Exercise Right”). “Exercise Period” means either the Initial Exercise Period or the Final Exercise Period.

Subject to, and as provided in these Conditions, the Exercise Right in respect of a Security may be exercised, at the option of the Security Holder thereof, and subject to any applicable fiscal or other laws or regulations and as hereinafter provided,

(I)

at any time on or after 14 January 2031 (the “Initial Exercise Period Commencement Date”) to the date falling 70 scheduled Trading Days prior to the Maturity Date (the “Initial Exercise Period End Date”) (both days inclusive) or, if such Security is to be redeemed pursuant to Condition 8(b) (Redemption for Taxation Reasons) or Condition 8(c) (Redemption at the Option of the Issuer) prior to the Initial Exercise Period End Date, not later than the 10th business day before the date fixed for redemption thereof pursuant to Condition 8(b) (Redemption for Taxation Reasons) or Condition 8(c) (Redemption at the Option of the Issuer), as the case may be, unless there shall be default in making payment in respect of such Security on such date fixed for redemption, in which event the Exercise Right may be exercised up to the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Security Holders in accordance with Condition 16 (Notices) or, if earlier, the date falling 10th scheduled Trading Days prior to the Maturity Date (the “Initial Exercise Period”); or

(II)

at any time from the date falling 69 scheduled Trading Days preceding the Maturity Date (the “Final Exercise Period Commencement Date”) to the date falling 10 scheduled Trading Days prior to the Maturity Date (the “Final Exercise Period End Date”) (both days inclusive) or, if such Security is to be redeemed pursuant to Condition 8(b) (Redemption for Taxation Reasons) and Condition 8(c) (Redemption at the Option of the Issuer) prior to the Final Exercise Period End Date, not later than the 10th business day before the date fixed for redemption thereof pursuant to Condition 8(b) (Redemption for Taxation Reasons) and

Condition 8(c) (Redemption at the Option of the Issuer) unless there shall be default in making payment in respect of such Security on such date fixed for redemption, in which event the Exercise Right may be exercised up to the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Security Holders in accordance with Condition 16 (Notices) or, if earlier, the date falling 10 scheduled Trading Days prior to the Maturity Date (the “Final Exercise Period”), in each case, provided that, if such final date for the exercise of Exercise Rights is not a business day at the place aforesaid, then the period for exercise of Exercise Rights by Security Holders shall end on the immediately preceding business day at the place aforesaid.

Notwithstanding the foregoing, if the Exercise Date in respect of a Security would otherwise fall during a period in which the register of shareholders of the Issuer is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the Shares (a “Book Closure Period”), such Exercise Date shall be postponed to the first Stock Exchange Business Day (as defined in Condition 6(b)(i) (Exercise Notice)) following the expiry of such Book Closure Period.

If the Exercise Date in respect of the exercise of any Exercise Right is postponed as a result of the foregoing provision to a date that falls after the expiry of the Exercise Period or after the relevant redemption date, such Exercise Date shall be deemed to be the final day of such Exercise Period or the relevant redemption date, as the case may be.

(ii)

Exercise Price: The exercise price at which the Securities will be exchanged pursuant to this Condition 6(a) (Exercise Right) (the “Exercise Price”) will initially be HK$64.395 per Share, but will be subject to adjustment in the manner provided in Condition 6(c) (Adjustments to Exercise Price) and/or Condition 6(d) (Adjustment upon Change of Control).

(iii)

Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(a)(i) (Exercise Period), if (1) the Issuer shall default in making payment in full in respect of any Security which shall have been called or put for redemption on the date fixed for redemption thereof, (2) any Security has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 10 (Events of Default), or (3) any Security is not redeemed on the Maturity Date in accordance with Condition 8(a) (Maturity) or the applicable date for redemption in accordance with Condition 8(d) (Redemption at the Option of the Security Holders) or Condition 8(e) (Redemption for Delisting or Change of Control), the Exercise Right attaching to such Security will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate representing such Security is deposited for exercise) on the date upon which the full amount of the moneys payable in respect of such Security has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Security Holders and notwithstanding the provisions of Condition 6(a)(i) (Exercise Period), any Security in respect of which the Certificate and Exercise Notice are deposited for exercise prior to such date shall be exercised on the relevant Exercise Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Security shall have been received by the Principal Agent or the Trustee before such Exercise Date or that the Exercise Period may have expired before such Exercise Date.

(iv)

Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares with a par value of U.S.$0.00001 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer. For the avoidance of doubt, for the purpose of the expression “Shares” in Condition 6(c) (Adjustments to Conversion Price) shall include American

Depositary Shares of the Issuer (the “ADSs”) and the underlying Shares which any ADS represents.

(v)

Cash Settlement Amount: Upon any valid exercise of Exercise Rights with respect to one or more Securities, the Issuer shall exchange the Securities of the exercising Security Holders at their Cash Settlement Amount by no later than the fifth Hong Kong business day after the end of the relevant Cash Settlement Calculation Period (for the avoidance of doubt, regardless of whether such date falls before, on, or after the Maturity Date).

The Cash Settlement Amount shall be paid by the Issuer by transfer to a U.S. dollar account maintained by the payee in accordance with the instructions given by the relevant Security Holder in the relevant Exercise Notice. For the avoidance of doubt, such payment shall be made by the Issuer to the relevant Security Holder directly and none of the Agents shall have any duties or obligations in respect of such payment of Cash Settlement Amount.

The Issuer’s obligations to satisfy any Exercise Right in respect of the relevant Exercise Notice shall be discharged only upon payment in full of the relevant Cash Settlement Amount. Upon payment in full of the relevant Cash Settlement Amounts in satisfaction of the Exercise Right of any exercising Security Holder, the right of such exercising Security Holder to any repayment of the principal, premium (if any), interest or any other amounts under the Securities in respect of which Exercise Rights have been exercised shall be extinguished.

“Cash Settlement Amount” means, for the relevant Exercise Period, in respect of any exercise of the Exercise Right, an amount calculated by the Issuer in accordance with the following formula and which shall be payable to a Security Holder as provided in these Conditions upon an exercise of an Exercise Right:

(a) Initial Exercise Period:

CSA	=	the Cash Settlement Amount;
S	=	the Cash Settled Shares;
Pn	=

on the relevant Trading Day, the Volume Weighted Average Price of a Share on such Trading Day falling in the corresponding Cash Settlement Calculation Period, translated into U.S. dollars at the Prevailing Rate on such Trading Day; and

N	=	60, being the number of Trading Days in the Cash Settlement Calculation Period.

(b) Final Exercise Period:

CSA	=	the Cash Settlement Amount;
S	=	the Cash Settled Shares;
Pn	=

on the relevant Trading Day, the higher of (i) the applicable Exercise Price and (ii) the Volume Weighted Average Price of a Share on such Trading Day falling in the corresponding Cash Settlement Calculation Period, translated into U.S. dollars at the Prevailing Rate on such Trading Day; and

N	=	60, being the number of Trading Days in the Cash Settlement Calculation Period.

“Cash Settled Shares” means, in respect of any date, the number of Shares determined by dividing the aggregate principal amount of the Securities which are the subject of the relevant exercise of Exercise Rights by such Security Holder by the Exercise Price in effect on such date.

“Cash Settlement Calculation Period” means:

(a)	during the Initial Exercise Period, 60 consecutive Trading Days commencing on the first Trading Day following the date of the relevant Exercise Notice; or
(b)	during the Final Exercise Period, 60 consecutive Trading Days commencing on the 68th scheduled Trading Day preceding the Maturity Date.

“Hong Kong business day” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are generally open for business in Hong Kong.

“Volume Weighted Average Price” means, in respect of a Share on any Trading Day, the order book volume-weighted average price of a Share appearing on or derived from Bloomberg for such Share on page “9896 HK EQUITY VWAP” (or its successor page) or such other source as shall be determined to be appropriate by an Independent Financial Advisor (as defined below) on such Trading Day, provided that if on any such Trading Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

(b)	Exercise Procedure
(i)	Exercise Notice: To exercise the Exercise Right attaching to any Security, the holder thereof must complete, execute and deposit at his own expense from 9:00 a.m. to 3:00

p.m. on any business day in the location of the specified office of any Exchange Agent a notice of exercise (an “Exercise Notice”) in the form (for the time being current), together with the relevant Certificate or, if notice requiring redemption has been given by the holder of such Security pursuant to Condition 8(d) (Redemption at the Option of the Security Holders) or Condition 8(e) (Redemption for Delisting or Change of Control), then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice. Exchange Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Exchange Agent to whom the relevant Exercise Notice is delivered is located.

The exercise date in respect of a Security (the “Exercise Date”) must fall at a time when the Exercise Right attaching to that Security is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(a)(iii) (Revival and/or survival after Default) and Condition 10 (Events of Default)) and will be deemed to be the Stock Exchange Business Day immediately following the date of the surrender of the Certificate in respect of such Security and delivery of such Exercise Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Exercise Right. An Exercise Notice deposited outside the hours specified above or on a day which is not a business day at the place of the specified office of the relevant Exchange Agent shall for all purposes be deemed to have been deposited with that Exchange Agent during the hours specified above on the next business day following such day. Any Security Holder who deposits an Exercise Notice during a Closed Period will not be permitted to exchange the Securities for cash(as specified in the Exercise Notice) until the next business day after the end of the Closed Period, which (if all other conditions to the exchange have been fulfilled)

will be the Exercise Date for such Securities notwithstanding that such date may fall outside the Exercise Period. An Exercise Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal. In these Conditions, “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) or the Alternative Stock Exchange (as defined in Condition 6(c) (Adjustments to Exercise Price) below), as the case may be, is open for securities dealing.

(ii)

Retroactive Adjustments: If the Exercise Date in relation to any Security shall be on or after the record date for any issue, distribution, grant, offer or other event that gives rise to the adjustment of the Exercise Price pursuant to Condition 6(c) (Adjustments to Exercise Price) but before the relevant adjustment becomes effective under the relevant Condition (a “Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the payment to the exercising Security Holder (or in accordance with the instructions contained in the Exercise Notice (subject to applicable exchange control or other laws or other regulations)), of such additional cash amount as is, together with the Cash Settlement Amount payable pursuant to Condition 6(a)(v) (Cash Settlement Amount) above, equal to the Cash Settlement Amount which would have been payable if the relevant adjustment to the Exercise Price had been made and become effective on or immediately after the relevant record date and in such event.

(iii)

Interest Accrual: If any notice requiring the redemption of any Securities is given pursuant to Condition 8(b) (Redemption for Taxation Reasons) or Condition 8(c) (Redemption at the Option of the Issuer) on or after the 15th Hong Kong business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Issue Date) in respect of any dividend or distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall (subject as hereinafter provided) accrue on Securities in respect of which Exercise Rights shall have been exercised and in respect of which the Exercise Date falls after such record date and on or prior to the Interest Payment Date next following such record date in each case from and including the preceding Interest Payment Date (or, if such Exercise Date falls before the first Interest Payment Date, from, and including, the Issue Date) to, but excluding, such Exercise Date. Any such interest shall be paid not later than 14 days after the relevant Exercise Date by the Issuer by transfer to a U.S. dollar account maintained by the payee with a bank, in accordance with instructions given by the relevant Security Holder in the Exercise Notice, provided that the Paying Agent shall not in any way be responsible for any such interest payment.

(c)	Adjustments to Exercise Price: Upon the occurrence of any of the following events described below, the Exercise Price will be adjusted as follows:
(1)

Consolidation, Subdivision, Redesignation or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision, redesignation or reclassification, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such alteration by the following fraction:

where:

A	is the nominal amount of one Share immediately after such alteration; and
B	is the nominal amount of one Share immediately before such alteration.

Such adjustment shall become effective on the date such consolidation, subdivision, redesignation or reclassification takes effect.

(2)	Capitalisation of Profits or Reserves:

(i)

If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including Shares paid up out of distributable profits or reserves and/or share premium account (except for any Scrip Dividend (as defined below)) and which would not have constituted a Capital Distribution (as defined below), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue by the following fraction:

where:

Ais the aggregate nominal amount of the issued Shares immediately before such issue; and

Bis the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(ii)

In the case of an issue of Shares by way of a Scrip Dividend where the aggregate value of such Shares issued by way of Scrip Dividend as determined by reference to the Current Market Price (as defined below) per Share on the date of announcement of the terms of such Scrip Dividend exceeds the amount of the Relevant Cash Dividend (as defined below) or the relevant part thereof and which would not have constituted a Capital Distribution, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before the issue of such Shares by the following fraction:

where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue;
B

is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend for which Shareholders have elected to receive as Shares issued by way of Scrip Dividend and (ii) the denominator is the aggregate value of such Shares issued by way of Scrip Dividend as determined by reference to the Current Market Price per Share; and

C	is the aggregate nominal amount of Shares issued by way of such Scrip Dividend.

Such adjustment shall become effective on the date of issue of such Shares issued by way of Scrip Dividend or if a record date is fixed therefor, immediately after such record date.

(3)

Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except to the extent that the Exercise Price falls to be adjusted under Condition 6(c)(2) (Capitalisation of Profits or Reserves) above), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such Capital Distribution by the following fraction:

where:

A	is the Current Market Price of one Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and
B	is the Fair Market Value (as defined below) of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or paid or if a record date is fixed therefor, immediately after such record date. For the purpose of the above, Fair Market Value shall (subject as provided in the definition of “Fair Market Value”) be determined as at the date on which the Capital Distribution is first publicly announced or, if later, the first date on which the Fair Market Value of the relevant Capital Distribution is capable of being determined as provided herein.

In making any calculation pursuant to this Condition 6(c)(3) (Capital Distributions), such adjustments (if any) shall be made as an Independent Financial Advisor may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event, (c) the modification of any rights to dividends of Shares or (d) any change in the fiscal year of the Issuer.

(4)

Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue or grant by the following fraction:

where:

A	is the aggregate number of Shares in issue immediately before such announcement;
B

is the number of Shares which the aggregate consideration receivable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would subscribe for, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex- warrants, as the case may be.

(5)

Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue or grant by the following fraction:

where:

A	is the Current Market Price per Share on the date on which such issue or grant is publicly announced; and
B	is the Fair Market Value per Share on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or the issue or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants, as the case may be. For the purpose of the above, Fair Market Value shall (subject as provided in the definition of “Fair Market Value”) be determined as at the date on which the terms of such issue or grant are publicly announced, or if later, the first date on which the Fair Market Value of the aggregate rights attributable to the Shares in relation to such issue or grant is capable of being determined as provided herein.

(6)

Issues at less than Current Market Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6(c)(4) (Rights Issues of Shares or Options over Shares) above) any Shares (other than Shares issued on the exercise of any rights of conversion into, or exchange or subscription for, Shares) or shall issue or grant (otherwise than as mentioned in Condition 6(c)(4) (Rights Issues of Shares or Options over Shares) above) any options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares, in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of such grant or issue, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue by the following fraction:

where:

A

is the aggregate number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares;

B

is the number of Shares which the aggregate consideration receivable for the issue of the maximum number of Shares to be issued or the exercise of such options, warrants or other rights would purchase at such Current Market Price per Share; and

C	is the aggregate number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue or grant of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue or grant of such options, warrants or other rights.

(7)

Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(c)(7) (Other Issues at less than Current Market Price), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(c)(4) (Rights Issues of Shares or Options over Shares), 6(c)(5) (Rights Issues of Other Securities) or 6(c)(6) (Issues at less than Current Market Price)) or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of issue of such securities, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue by the following fraction:

where:

A	is the aggregate number of Shares in issue immediately before such issue;
B

is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on exercise or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

C

is the maximum number of Shares to be issued on exercise or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial exercise, exchange or subscription price or rate on the issue date of such securities.

Such adjustment shall become effective on the date of issue of such securities.

(8)

Modification of Rights of Exercise etc.: If and whenever there shall be any modification of the rights of exercise, exchange or subscription attaching to any securities which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares (other than in accordance with the terms of such securities) so that following such modification the consideration per Share (for the number of Shares available on exercise, exchange or subscription following the modification) is less than 95 per cent. of the Current Market Price per Share on the date of announcement of the proposals for such modification, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such modification by the following fraction:

where:

A	is the aggregate number of Shares in issue immediately before such modification;
B

is the maximum number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on exercise or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing exercise, exchange or subscription price of such securities; and

C

is the maximum number of Shares to be issued on exercise or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified exercise, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Advisor considers appropriate (if at all) for any previous adjustment under this Condition 6(c)(7) (Modification of Rights of Exercise etc.) or Condition 6(c)(7) (Other Issues at less than Current Market Price).

Such adjustment shall become effective on the date of modification of the rights of exercise, exchange or subscription attaching to such securities.

(9)

Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with an offer pursuant to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Exercise Price falls to be adjusted under Conditions 6(c)(4) (Rights Issues of Shares or Options over Shares), 6(c)(5) (Rights Issues of Other Securities), 6(c)(6) (Issues at less than Current Market Price) or 6(c)(7) (Other Issues at less than Current Market Price)), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue, sale or distribution by the following fraction:

where:

A	is the Current Market Price per Share on the date on which such issue, sale or distribution is publicly announced; and
B	is the Fair Market Value of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or distribution of the securities. For the purpose of the above, Fair Market Value shall (subject as provided in the definition of “Fair Market Value”) be determined as at the date on which the terms of such issue, sale or distribution of securities are first publicly announced or, if later, the first date on which the Fair Market Value of the portion of the aggregate rights attributable to the Shares is capable of being determined as provided herein.

(10)

Other Events: If the Issuer determines that an adjustment should be made to the Exercise Price as a result of one or more events or circumstances not referred to in this Condition 6(c) (Adjustments to Exercise Price), the Issuer shall at its own expense consult an Independent Financial Advisor to determine as soon as practicable what adjustment (if any) to the Exercise Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Exercise Price, and the date on which such adjustment should take effect and upon such determination by the Independent Financial Advisor such adjustment (if any) shall be made and shall take effect in accordance with such determination. Notwithstanding the foregoing, the per Share value of any such modification shall not exceed the per Share value of the dilution in the Shareholders’ interest in the Issuer’s equity caused by such events or circumstances.

In this Condition 6(c) (Adjustments to Exercise Price), where the events or circumstances giving rise to any adjustment pursuant to any of the above adjustments under this Condition 6(c) (Adjustments to Exercise Price) have already resulted or will result in an adjustment to the Exercise Price or where the events or circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Exercise Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 (Exercise) as may be advised by the Independent Financial Advisor to be in its opinion appropriate to give the intended result.

For the purposes of these Conditions:

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the Hong Kong Stock Exchange, such other internationally recognised stock exchange which is the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Capital Distribution” means (i) the aggregate distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes, without limitation, an issue of Shares or other securities credited as fully or partly paid by way of capitalisation of reserves, but excludes any Shares credited as fully paid to the extent an adjustment to the Exercise Price is made in respect thereof under Condition 6(c)(2)(i) (Capitalisation of Profits or Reserves) and a Scrip Dividend adjusted for under Condition 6(c)(2)(ii)

(Capitalisation of Profits or Reserves)); and (ii) the aggregate cash dividend or distribution on a gross basis (including, without limitation, the relevant cash amount of a Scrip Dividend) of any kind by the Issuer for any financial period (whenever paid and however described) unless it comprises a purchase or redemption of Shares by or on behalf of the Issuer (or a purchase of Shares by or on behalf of a Subsidiary of the Issuer), where the weighted average price or consideration (before expenses) on any one day in respect of such purchases does not exceed 105 per cent. of the Current Market Price of the Shares either(1) on that date or (2) where an announcement has been made of the intention to purchase Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a Trading Day, the immediately preceding Trading Day, in which case such purchase or redemption shall be deemed to constitute a Capital Distribution in an amount equal to the amount by which the aggregate consideration paid (before expenses) in respect of such Shares purchased or redeemed exceeds the product of (i) 105 per cent. of such Current Market Price and (ii) the number of Shares so purchased or redeemed.

“Closing Price” of the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

“Current Market Price” means, in respect of a Share on a particular date, the average of the Closing Prices for one Share (being a Share carrying full entitlement to dividend) for the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding such date; provided that if at any time during the said 20 Trading Day-period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(i)

if the Shares to be issued in such circumstances do not rank for the dividend in question, the Closing Price on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend per Share; or

(ii)

if the Shares to be issued in such circumstances rank for the dividend in question, the Closing Price on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by the Fair Market Value of that dividend per Share;

and provided further that if the Shares on each of the said 20 Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the Closing Price on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend per Share.

“Early Closure” means the closure on any day of the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange prior to the time the Closing Price would have otherwise been determined for such day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs the ability of market participants in general:

(i)	to effect transactions in, or obtain market values for, the Shares on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange; or
(ii)	to effect transactions in, or obtain market values for, futures or options contacts relating to the Shares on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange.

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Financial Advisor on the basis of commonly accepted market valuation method and taking into account such factors as it considers appropriate, provided that an Independent Financial Advisor will not be required to determine the fair market value where (i) the Capital Distribution is paid in cash, in which case the fair market value of such cash Capital Distribution per Share shall be the amount of such cash Capital Distribution per Share, (ii) any other amounts are paid in cash, in which case the fair market value of such cash amount shall be the amount of cash, and (iii) options, warrants or other rights or securities are or will upon issuance be publicly traded in a market of adequate liquidity (as determined by such Independent Financial Advisor), the fair market value of such options, warrants or other rights or securities shall equal the arithmetic mean of the daily closing price of such options, warrants or other rights or securities during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights or securities are publicly traded. Such amounts, if expressed in a currency other than Hong Kong dollars shall be translated into Hong Kong dollars at the Prevailing Rate on such date. In addition, in the case of provisos (i) and (ii) above of this definition, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax and disregarding any associated tax credit.

“Independent Financial Advisor” means a reputable independent financial advisor or financial institution with appropriate expertise selected and appointed at its own cost by the Issuer and notified in writing to the Trustee. The Trustee shall not be responsible for or under any obligation to appoint an Independent Financial Advisor and neither the Trustee nor any Agent shall have any responsibility or liability for verifying any calculation, determination, certification, advice or opinion made, given or reached by any Independent Financial Advisor.

“Market Disruption Event” means, the occurrence or existence of:

(i)	a Trading Disruption;
(ii)

an Exchange Disruption at any time during the regular trading session on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange that, in aggregate (calculated individually for each exchange) lasts for more than one-half hour period, without regard to after hours or any other trading outside of the regular trading session hours; or

(iii)	an Early Closure by more than one half-hour period.

“Prevailing Rate” means, in respect of any currency on any day, the bid exchange rate between the relevant currencies prevailing as at or about 12:00 noon (Hong Kong time) on that date as appearing on or derived from the relevant page on Bloomberg or, if there is no such page, on Reuters or such other information service provider that displays the relevant information or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (Hong Kong time) on the immediately preceding day on which such rate can be so determined.

“Relevant Cash Dividend” means any cash dividend specifically declared by the Issuer.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Capital Distribution (and for the avoidance of doubt, no adjustment is to be made under Condition 6(c)(3) (Capital Distributions) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof but without prejudice to any adjustment required in such circumstances to be made under Condition 6(c)(2) (Capitalisation of Profits or Reserves)).

“Trading Day” means a day when the Hong Kong Stock Exchange or, as the case may be, an Alternative Stock Exchange is open for the business of dealing in securities (other than a day on which a Market Disruption Event occurs), provided that for the purposes of any calculation where a Closing Price is required, if no Closing Price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing days.

“Trading Disruption” means any suspension of or limitation imposed on trading by the on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange or otherwise:

(i)	relating to Shares on the Hong Kong Stock Exchange or, as the case may be, an Alternative Stock Exchange, or
(ii)	in futures or options contracts relating to the Shares on the Hong Kong Stock Exchange or, as the case may be, an Alternative Stock Exchange.

On any adjustment, the relevant Exercise Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Exercise Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Exercise Price then in effect. Any adjustment not required to be made, and any amount by which the Exercise Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given by the Issuer to the Security Holders in accordance with Condition 16 (Notices) and in writing to the Trustee and the Principal Agent as soon as practicable after the determination thereof.

Notwithstanding anything to the contrary in these Conditions, the Exercise Price may not be reduced to below the par value of the Shares or below such par value or such minimum level permitted by applicable laws then in force in the Cayman Islands and Hong Kong as a result of any adjustment hereunder.

If any doubt shall arise as to whether an adjustment falls to be made to the Exercise Price or as to how an adjustment to the Exercise Price under Condition 6(c) (Adjustments to Exercise Price) or Condition 6(d) (Adjustment upon Change of Control) should be made, and following consultation between the Issuer and an Independent Financial Advisor, a written opinion of such Independent Financial Advisor in respect thereof shall be conclusive and binding on the Issuer, the Security Holders and the Trustee, save in the case of manifest error. Where more than one event which gives or may give rise to an adjustment to the Exercise Price occurs within such a short period of time that in the opinion of an Independent Financial Advisor, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Financial Advisor to be in its opinion appropriate in order to give such intended result.

Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

No adjustment will be made to the Exercise Price when Shares or any rights or options on other securities are issued, offered or granted pursuant to any share option, share award, restricted share or employee incentive scheme or plan (and which such scheme or plan is in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) or, if applicable, the listing rules of an Alternative Stock Exchange) (“Share Scheme Shares/Options”), unless any grant or issue of Share Scheme Shares/Options (which, but for this provision, would have required adjustment pursuant to this Condition 6 (Exercise)) would result in the total number of Shares which may be issued upon exercise of such Share Scheme Shares/Options granted during each calendar year representing, in aggregate, over 3 per cent. of the average number of issued and outstanding Shares during such calendar year, in which case only such portion of the grant or issue of Share Scheme Shares/Options that exceeds 3 per cent. of the average number of issued and outstanding Shares during the relevant calendar year shall be taken into account in determining adjustment of the Exercise Price pursuant to this Condition 6 (Exercise).

No adjustment involving an increase in the Exercise Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(c)(1) (Consolidation, Subdivision, Redesignation or Reclassification). The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee and the Principal Agent and to the Security Holders in accordance with Condition 16 (Notices), reduce the Exercise Price, subject to the other provisions of this Condition 6(c) (Adjustments to Exercise Price).

Where more than one event which gives or may give rise to an adjustment to the Exercise Price occurs within such a short period of time that, in the opinion of an Independent Financial Advisor, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Financial Advisor to be in its opinion appropriate in order to give such intended result.

Neither the Trustee nor the Agents shall be under any duty to monitor whether any event or circumstance has happened or exists which may require or lead to an adjustment to be made to the Exercise Price or any calculation (or verification thereof) in connection with the Exercise Price and none of them will be liable or responsible to any Security Holder or any other person for any loss or liability arising from any failure by them to do so. All adjustments to the Exercise Price under Condition 6(c) (Adjustments to Exercise Price) shall be determined by the Issuer and, if applicable, the Independent Financial Advisor, and neither the Trustee nor the Agents shall be responsible for verifying, or otherwise liable for, such determinations or for verifying any calculation, certification, advice or opinion in connection with such determinations.

(d)

Adjustment upon Change of Control: If a Change of Control (as defined in Condition 8(e) (Redemption for Delisting or Change of Control)) shall occur, the Issuer shall give notice (the “Change of Control Notice”) of that fact to the Trustee and the Principal Agent in writing and to the Security Holders in accordance with Condition 16 (Notices) within seven days after it becomes aware of such Change of Control. Following the giving of a Change of Control Notice, upon any exercise of Exercise Rights such that the relevant Exercise Date falls within the period of 30 days following the later of (i) the relevant Change of Control and (ii) the date on which the Change of Control Notice is given to Security Holders (such period, the “Change of Control Exercise Period”), the Exercise Price shall be adjusted in accordance with the following formula:

where:

“c” means the number of days from and including the date the Change of Control occurs to but excluding the Maturity Date.

“EP” means 32.5 per cent. expressed as a fraction. “NEP” means the new Exercise Price.

“OEP” means the Exercise Price in effect on the relevant Exercise Date.

“t” means the number of days from and including the Issue Date to but excluding the Maturity Date,

provided that the Exercise Price shall not be reduced pursuant to this Condition 6(d) (Adjustment upon Change of Control) below the level permitted by applicable laws and regulations from time to time (if any).

If the last day of a Change of Control Exercise Period shall fall during a Closed Period, the Change of Control Exercise Period shall be extended such that its last day will be the 15th day following the last day of the Closed Period.

(e)	Undertakings

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Security remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Security Holders:

(i)

it will use its reasonable endeavours (a) to maintain a listing for all the issued Shares on the Hong Kong Stock Exchange, and (b) if the Issuer is unable to obtain or maintain such listing, to use its reasonable endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time select and notify to the Trustee and will forthwith give notice to the Security Holders in accordance with Condition 16 (Notices) of the listing or delisting of the Shares (as a class) by any of such stock exchanges;

(ii)

it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except, in each case, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Exercise Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made (and for the avoidance of doubt, shall not restrict the Issuer from repurchasing any Shares on the Hong Kong Stock Exchange in accordance with the Listing Rules and applicable law);

(iii)

it will use its reasonable endeavours to list and thereafter maintain the listing of the Securities on the Official List of the Singapore Exchange Securities Trading Limited and if the Issuer is unable to maintain such listing, to use all reasonable endeavours to obtain and maintain a listing on another internationally recognised stock exchange and will forthwith give notice to the Security Holders in accordance with Condition 16 (Notices) and in writing to the Trustee and the Principal Agent of the listing or delisting of the Securities by any such stock exchange; and

(iv)

in the Trust Deed, the Issuer has also undertaken with the Trustee that so long as any Security remains outstanding it will not make any offer, issue or distribute or take any action the effect of which would be to reduce the Exercise Price below the par value of the Shares of the Issuer, provided always that the Issuer shall not be prohibited from purchasing its Shares to the full extent permitted by law.

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Exercise Rights.

(f)	Notice of Change in Exercise Price

The Issuer shall give notice to the Trustee and the Principal Agent in writing and to the Security Holders in accordance with Condition 16 (Notices) of any change in the Exercise Price. Any such notice relating to a change in the Exercise Price shall set forth the event giving rise to the adjustment, the Exercise Price prior to such adjustment, the adjusted Exercise Price and the effective date of such adjustment.

7	Payments
(a)

Payments: Payment of principal, interest, premium (if any) and default interest (if any) and any other amounts due (other than the Cash Settlement Amount) will be made by transfer to the registered account of the Security Holder. Such payment will only be made after surrender of the relevant Certificate at the specified office of the Paying Agent.

Interest on Securities due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifteenth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Security will be made by transfer to the registered account of the Security Holder.

So long as the Securities are represented by a Global Certificate and such Global Certificate is held on behalf of a clearing system, payments of principal, interest, premium (if any) and any other amounts due in respect of the Securities (other than any Cash Settlement Amount) will be made to the holder appearing in the Register at the close of the business day (being for this purpose a day on which Euroclear and Clearstream are open for business) one Business Day before the relevant due date.

(b)

Registered Accounts: For the purposes of this Condition 7, a Security Holder’s registered account means the U.S. dollar account maintained by or on behalf of it, details of which appear on the Register at the close of business on the Interest Record Date, and a Security Holder’s registered address means its address appearing on the Register at that time.

(c)

Fiscal Laws: All payments of principal, premium (if any) and interest (if any) under the Securities are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9 (Taxation) and (ii) if applicable, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of

Condition 9 (Taxation)) any law implementing an intergovernmental approach thereto (any such withholding or deduction, a “FATCA Withholding”). For avoidance of doubt, neither the Issuer, the Trustee and the Agents nor any other person will be required to pay any additional amounts in respect of FATCA Withholding. No commissions or expenses shall be charged to the Security Holders in respect of such payments.

(d)

Payment Initiation: Payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated on the due date for payment (or, if that date is not a business day, on the first following day which is a business day), or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

(e)

Delay in Payment: Security Holders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day or if the Security Holder is late in surrendering its Certificate (if required to do so).

(f)

Business Day: In this Condition 7 (Payments), “business day” means a day other than a Saturday, Sunday or public holiday on which commercial banks are generally open for business in Hong Kong, New York City, in the city in which the specified office of the Principal Agent is located and, in the case of the surrender of a Certificate, in the city in which the specified office of the relevant Paying Agent whom a Certificate is surrendered for payment is located. If an amount which is due on the Securities is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

(g)	Rounding: When making payments to Security Holders, fraction of one cent will be rounded to the nearest cent (half a cent being rounded upwards).
8	Redemption, Purchase and Cancellation
(a)

Maturity: Unless previously redeemed, purchased and cancelled or unless the Exercise Right in respect of such Security has been exercised as provided herein, the Issuer will redeem each Security at its principal amount on 14 January 2032 (the “Maturity Date”), together with interest accrued but unpaid to but excluding such date. The Issuer may not redeem the Securities at its option prior to that date except as provided in Condition 8(b) (Redemption for Taxation Reasons) or Condition 8(c) (Redemption at the Option of the Issuer) below (but without prejudice to Condition 10 (Events of Default)).

(b)	Redemption for Taxation Reasons
(i)

The Securities may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Security Holders in accordance with Condition 16 (Notices) (which notice shall be irrevocable) and in writing to the Trustee and the Principal Agent, on the date specified in the Tax Redemption Notice for redemption (the “Tax Redemption Date”) at their principal amount as at such date together with the interest accrued but unpaid to but excluding such date (if any), if the Issuer notifies the Trustee immediately prior to the giving of such notice that (A) the Issuer has or will become obliged to pay Additional Tax Amounts as provided or referred to in Condition 9 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands, Hong Kong or the PRC or, in each case, any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 6 January 2025, and (B) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that changing the Issuer’s jurisdiction of organization shall be deemed not to be a reasonable measure, and further provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Securities then due. Prior to the publication of any Tax Redemption Notice pursuant to this Condition 8(b) (Redemption for Taxation Reasons), the Issuer shall deliver to the Trustee (x) certificate in English signed by an Authorised Signatory of the Issuer stating that the obligation referred to in (A) above cannot be avoided by the Issuer taking reasonable measures available to it and (y) an opinion of independent legal or tax advisors of recognised standing to the effect that the Issuer has or would become obligated to pay such Additional Tax Amounts as a result of such change or amendment referred to above in this Condition 8(b)(i) (Redemption for Taxation Reasons). The Trustee shall be entitled to rely conclusively upon and accept such certificate and opinion (without further investigation or enquiry) as sufficient evidence thereof in which event it shall be conclusive and binding on the Issuer and the Security Holders. The Trustee shall have no liability to any Security Holder or any other person for so accepting and relying conclusively on such certificate or opinion.

On the Tax Redemption Date, the Issuer will be bound to redeem the Securities at the principal amount on the Tax Redemption Date together with interest accrued but unpaid to but excluding such date (if any), provided that redemption under this Condition 8(b)(i) (Redemption for Taxation Reasons) may not occur within seven days of the end of a Closed Period, but otherwise may occur when the Exercise Right is expressed in these Conditions to be exercisable.

(ii)

If the Issuer gives a Tax Redemption Notice pursuant to Condition 8(b)(i) (Redemption for Taxation Reasons), each Security Holder will have the right to elect that its Security(ies) shall not be redeemed and that the provisions of Condition 9 (Taxation) shall not apply in respect of any payment of principal, interest, Cash Settlement Amount, premium (if any) or default interest (if any) to be made in respect of such Security(ies) which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable by the Issuer in respect thereof pursuant to Condition 9 (Taxation) and subject to the applicable procedures of Euroclear and Clearstream, payment of all amounts by the Issuer to such Security Holder in respect of such Security shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. In the case of Securities represented by Global Certificates, in the absence of applicable Euroclear and Clearstream procedures for such required deduction or withholding or failure by the Issuer to notify Euroclear and Clearstream of the applicable withholding tax rate (if the amount of interest is reduced due to such required deduction or withholding), the Issuer acknowledges and agrees that the Paying Agent will be unable to facilitate payments to Security Holders. To exercise a right pursuant to this Condition 8(b)(ii) (Redemption for Taxation Reasons), the holder of the relevant Security must complete, sign and deposit during normal business hours (being between 9:00 a.m. and 3:00 p.m. (in the location of the specified office of the relevant Paying Agent)) at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent (the “Tax Option Exercise Notice”) together with the Certificate representing the Securities on or before the day falling 10 days prior to the Tax Redemption Date. A Tax Option Exercise Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent.

(c)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Principal Agent and the Trustee in writing and to the Security Holders in accordance with Condition 16 (Notices) (which notice will be irrevocable), the Issuer may at any time prior to the Maturity Date redeem in whole, but not in part, the Securities for the time being outstanding at their principal amount, together with interest accrued but unpaid to but excluding such date (if any), provided that prior to the date of such notice at least 90 per cent. in principal amount of the Securities originally issued has already been redeemed, purchased and cancelled or in respect of which Exercise Rights have been exercised.

Redemption under this Condition 8(c) (Redemption at the Option of the Issuer) may not occur within seven days of the end of a Closed Period but otherwise may occur when the Exercise Right is expressed in these Conditions to be exercisable.

(d)	Redemption at the Option of the Security Holders: The Issuer will, at the option of the holder of any Security, redeem all or some only of such holder’s Securities on 14 January 2028 and 14

January 2030 (each, a “Put Option Date”) at their principal amount together with interest accrued but unpaid to but excluding such date (if any). To exercise such option, the holder must deposit at the specified office of the Paying Agent a duly completed and signed put notice (the “Optional Put Exercise Notice”) in the form for the time being current, obtainable from the specified office of the Paying Agent, together with the Certificate representing the Securities to be redeemed not more than 60 days and not less than 30 days prior to the relevant Put Option Date.

A put notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Securities the subject of the put notices delivered as aforesaid on the relevant Put Option Date.

(e)

Redemption for Delisting or Change of Control: Following the occurrence of a Relevant Event (as defined below), the holder of each Security will have the right, at such holder’s option, to require the Issuer to redeem all or some only of such holder’s Securities on the Relevant Event Redemption Date (as defined below) at their principal amount together with interest accrued but unpaid to but excluding such date (if any). To exercise such right, the holder of the relevant Security must deposit at the specified office of the Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of the Paying Agent, specifying the number of Securities to be redeemed and the Relevant Event that has occurred (“Relevant Event Redemption Notice”), together with the Certificate representing the Securities to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Security Holders by the Issuer in accordance with Condition 16 (Notices). The “Relevant Event Redemption Date” shall be the 14th day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent and the Issuer shall redeem the Securities the subject of the Relevant Event Redemption Notice as aforesaid on the Relevant Event Redemption Date. The Issuer shall give notice to the Trustee and the Principal Agent in writing and to the Security Holders in accordance with Condition 16 (Notices) by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by the Security Holders of their rights to require redemption of the Securities pursuant to this Condition 8(e) (Redemption for Delisting or Change of Control) and shall give brief details of the Relevant Event.

Neither the Trustee nor the Agents shall be required to monitor or take any steps to ascertain whether a Relevant Event or any event which could lead to a Relevant Event has occurred or may occur and shall be entitled to assume that no such event has occurred until they have received written notice to the contrary from the Issuer. The Trustee and the Agents shall not be required to take any steps to ascertain whether the condition for the exercise of the rights in accordance with this Condition 8(e) (Redemption for Delisting or Change of Control) has occurred. Neither the Trustee nor the Agents shall be responsible for determining or verifying whether a Security is to be accepted for redemption under this Condition 8(e) (Redemption for Delisting or Change of Control) and will not be responsible or liable to the Issuer, any Security Holder or any other person for any loss or liability arising from any failure by them to do so. Neither the Trustee nor the Agents shall be under any duty to determine, calculate or verify the redemption amount payable under this Condition 8(e) (Redemption for Delisting or Change of Control) and will not be responsible or liable to the Issuer, any Security Holder or any other person for any loss or liability arising from any failure by it to do so.

For the purposes of this Condition 8(e) (Redemption for Delisting or Change of Control): “Change of Control” means the occurrence of one or more of the following events:

(i)	the Permitted Holders together cease to own (directly or indirectly) at least 50 per cent. of the issued share capital of the Issuer;
(ii)	the Permitted Holders together cease to be the single largest holder of Voting Rights in the Issuer;

(iii)	any Person or Persons acting together (other than the Permitted Holders) acquires Control of the Issuer; or
(iv)

the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other person, unless the consolidation, merger, sale or transfer will not result in the other person or persons (other than the Permitted Holders) acquiring Control over the Issuer or the successor entity, provided that, for the purposes of determining whether a “Change of Control” has occurred, Mini Investment Limited shall be deemed to own any issued share capital of the Issuer lent by it from time to time pursuant to the securities lending deed entered into between Mini Investment Limited and one of the Joint Lead Managers (or its affiliates) dated on or about 6 January 2025 (as such deed may be amended or extended from time to time);

“Control” means (i) the right to appoint and/or remove all or the majority of the members of the relevant entity’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of Voting Rights, contract or otherwise; or (ii) the acquisition or control of more than 50 per cent. of the Voting Rights of the issued share capital of the relevant entity;

“Permitted Holders” means the aggregate shareholding of Mr. Ye Guofu, Ms. Yang Yunyun and Mini Investment Limited and:

(i)	any heir, estate, lineal descendant (or spouse thereof), spouse or parent of any of Mr. Ye Guofu or Ms. Yang Yunyun; or
(ii)

any trust, corporation, partnership or other entity, of which the direct or indirect beneficiaries, equity holders, partners or owners are any of Mr. Ye Guofu, Ms. Yang Yunyun, Mini Investment Limited and/or such other Persons referred to in paragraph

(i) above;

a “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the (i) the Issuer’s board of directors or any other governing board or (ii) the Issuer’s wholly- owned direct or indirect subsidiaries;

a “Relevant Event” occurs:

(i)

(x) when the Shares cease to be listed or admitted to trading or suspended for trading for a period equal to or exceeding 30 consecutive Trading Days on the Hong Kong Stock Exchange or, if applicable, the Alternative Stock Exchange, or (y) the Issuer voluntarily ceases to list or quote its ADSs on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (each, a “Delisting”); or

(ii)	when there is a Change of Control; and

“Voting Rights” means the right generally to vote at a general meeting of shareholders of the Issuer (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any event or contingency); and

For the avoidance of doubt, a transfer of the Issuer’s listing between the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market shall not constitute a Relevant Event.

(f)

Purchase: Each of the Issuer and any of its Subsidiaries may, subject to applicable laws and regulations, at any time and from time to time purchase Securities at any price in the open market or otherwise.

(g)	Cancellation: All Securities which are redeemed, or purchased by the Issuer or any of its Subsidiaries or in respect of which Exercise Rights have been exercised, will forthwith be cancelled. Certificates in respect of all Securities cancelled will be forwarded to or to the order of the Registrar and such Securities may not be reissued or resold.

(h)

Redemption Notices: All notices to Security Holders given by or on behalf of the Issuer pursuant to this Condition 8 (Redemption, Purchase and Cancellation) will be irrevocable and will be given in accordance with Condition 16 (Notices) specifying: (i) the Exercise Price as at the date of the relevant notice, (ii) the last day on which the Exercise Rights may be exercised, (iii) the Closing Price of the Shares as at the latest practicable date prior to the publication of the notice, (iv) the principal amount, together with any accrued and unpaid interest, (v) the date for redemption, (vi) the manner in which redemption will be effected and (vii) the aggregate principal amount of the Securities outstanding as at the latest practicable date prior to the publication of the notice.

If more than one notice of redemption is given (being a notice given by either the Issuer or a Security Holder pursuant to this Condition 8 (Redemption, Purchase and Cancellation)), the first in time shall prevail. Neither the Trustee nor the Agents shall be responsible for calculating or verifying any calculations of any amounts payable under these Conditions.

Neither the Trustee nor the Agents shall be responsible for determining or verifying whether a Security is to be accepted for redemption under this Condition and will not be responsible or liable to Security Holders or any other person for any loss or liability arising from any failure by them to do so. Neither the Trustee nor the Agents shall be under any duty to determine, calculate or verify the redemption amount payable under these Conditions, and none of them will be responsible or liable to any Security Holder or any other person for any loss or liability arising from any failure by them to do so.

9	Taxation

All payments made by the Issuer under or in respect of the Securities, the Trust Deed or the Agency Agreement will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by or on behalf of the Cayman Islands, Hong Kong, the PRC or, in each case, any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law.

Where such withholding or deduction is made by the Issuer by or within the PRC up to and including the aggregate rate applicable on 6 January 2025 (the “Applicable Rate”), the Issuer will increase the amounts paid by it to the extent required, so that the net amount received by Security Holders equals the amounts which would otherwise have been receivable by them had no such withholding or deduction been required.

If the Issuer is required to make a deduction or withholding (a) by or within the PRC in excess of the Applicable Rate, or (b) by or within the Cayman Islands or Hong Kong, the Issuer will pay such additional amounts (the “Additional Tax Amounts”) as will result in the receipt by the Security Holders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no Additional Tax Amounts shall be payable in respect of any Security:

(a)

Other connection: to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Security by reason of his having some connection with the Cayman Islands, Hong Kong or the PRC otherwise than merely by holding the Security or by the receipt of amounts in respect of the Security or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so; or

(b)

Presentation more than 30 days after the relevant date: (in the case of a payment of principal) if the Certificate in respect of such Security is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such Additional Tax

Amounts on surrendering the relevant Certificate for payment on the last day of such period of 30 days.

For the purposes hereof, “relevant date” means whichever is the later of (1) the date on which such payment first becomes due and (2) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Security Holders and payment made.

References in these Conditions to principal, premium (if any), default interest (if any) and any other amount payable in respect of the Securities shall be deemed also to refer to any additional amounts which may be payable under this Condition 9 (Taxation) or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

Neither the Trustee nor any Agent shall be responsible for paying any taxes, duties, assessments, governmental charges or other payment referred to in this Condition 9 (Taxation) or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Security Holder or any other person to pay such taxes, duties, assessments, governmental charges or other payment in any jurisdiction or to provide any notice or information that would permit, enable or facilitate the payment of any principal or other amount under or in respect of the Securities without deduction or withholding for or on account of any taxes, duties, assessments, governmental charges or other payment imposed by or in any jurisdiction.

10	Events of Default

If any of the following events (each an “Event of Default”) occurs, the Trustee at its sole discretion may, and if so requested in writing by the holders of not less than 25 per cent. in aggregate principal amount of the Securities then outstanding or if so directed by an Extraordinary Resolution, shall, (subject in either case to being indemnified and/or secured and/or pre-funded by the holders to its satisfaction) give notice to the Issuer that the Securities are, and they shall immediately become due and repayable at their principal amount, together with any interest accrued but unpaid to but excluding such date (if any), premium (if any), default interest or other amounts unpaid (if any) (subject as provided below and without prejudice to the right of Security Holders to exercise the Exercise Right in respect of their Securities in accordance with Condition 6 (Exercise)) if:

(a)	Non-Payment of Principal or Premium: a default is made in the payment of any principal or premium (if any) due in respect of the Securities and such failure continues for a period of 7 days;
(b)	Non-Payment of Interest: the Issuer fails to pay any interest on any of the Securities when due and such failure continues for a period of 10 days;
(c)

Breach of Other Obligations: the Issuer does not perform or comply with one or more of its other obligations in the Securities or the Trust Deed which default is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such default shall have been given to the Issuer by the Trustee;

(d)

Insolvency: the Issuer or any of its Principal Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of its debts (or of a material part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer or any of its Principal Subsidiaries; an administrator or liquidator of the Issuer or any of its Principal Subsidiaries or the whole or a material part of the assets and turnover of the Issuer or any of its Principal Subsidiaries is appointed (or application for any such appointment is made);

(e)

Cross-Default: (i) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 10(e) (Cross- Default) have occurred equals or exceeds U.S.$30,000,000 or its equivalent in any other currency (as reasonably determined on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank) on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantee or indemnity;

(f)

Enforcement Proceedings: a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenue of the Issuer or any of the Principal Subsidiaries and is not discharged or stayed within 20 days;

(g)

Winding-up: an order is made or an effective resolution passed for the liquidation, winding-up or dissolution, judicial management or administration of the Issuer or any Subsidiary, or the Issuer or any Subsidiary ceases or threatens to cease to carry on all or a substantial part of its business or operations, except in the case of any Subsidiary, for the purpose of and followed by a solvent winding-up, reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Security Holders, or (ii) in the case of a Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or another of their respective Principal Subsidiaries, whether due to a disposal of such Subsidiary on an arm’s length basis or otherwise;

(h)

Security Enforced: an encumbrancer or a secured party takes possession or an administrative or other receiver or an administrator or other similar officer is appointed of the whole or a material part of the property, assets or revenue of the Issuer or any of its Principal Subsidiaries (as the case may be) and is not discharged within 20 days;

(i)

Nationalisation: (i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Subsidiaries or (ii) the Issuer, or any of its Subsidiaries is prevented from exercising normal control over all or a material part of its property, assets and revenue;

(j)

Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities and the Trust Deed, (ii) to ensure that those obligations are valid, legal, binding and enforceable and (iii) to make the Securities and the Trust Deed admissible in evidence in the courts of the Cayman Islands or Hong Kong is not taken, fulfilled or done;

(k)	Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Securities or the Trust Deed; or
(l)

Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in Conditions 10(d) (Insolvency), 10(f) (Enforcement Proceedings), 10(h) (Winding-up) and 10(i) (Security Enforced).

Neither the Trustee nor any of the Agents shall be responsible or liable for the performance by the Issuer and any other person appointed by the Issuer in relation to the Securities of the duties and obligations on their part expressed in respect of the same and the Trustee and the Agents need not do anything to ascertain or monitor whether a Potential Event of Default or Event of Default has occurred or is continuing and will not be responsible or liable to the Issuer, any Security Holder or any other person for any loss or liability arising from any failure by them to do so, and unless the Trustee or such an Agent (as the case may be) has received written notice from the Issuer to the contrary, the Trustee and each Agent shall assume that the same are being duly performed.

11	Prescription

Claims in respect of amounts due in respect of the Securities will become prescribed unless made within 10 years (in the case of principal or other sums payable hereunder) and five years (in the case of interest or default interest) from the relevant date (as defined in Condition 9 (Taxation)) in respect thereof.

12	Enforcement

At any time after the Securities have become due and repayable, the Trustee may, at its discretion and without further notice, take such actions and/or steps and/or institute such proceedings against the Issuer as it may think fit to enforce repayment of the Securities and to enforce the provisions of the Securities, the Trust Deed and the Agency Agreement, but it will not be bound to take any such actions and/or steps and/or institute any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Securities then outstanding or shall have been so directed by an Extraordinary Resolution of the Security Holders and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction. No Security Holder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

13	Meetings of Security Holders, Modification and Waiver
(a)

Meetings: The Trust Deed contains provisions for convening meetings of Security Holders to consider any matter affecting their interests, including without limitation the sanctioning by Extraordinary Resolution of a modification of the Securities or the provisions of these Conditions, the Trust Deed or the Agency Agreement. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee if it receives a written request from Security Holders holding not less than 10 per cent. in aggregate principal amount of the Securities for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all fees, costs and expenses. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing more than 50 per cent. in aggregate principal amount of the Securities for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Security Holders whatever the principal amount of the Securities so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Securities or the dates on which interest is payable in respect of the Securities, (ii) to reduce or cancel the amount of principal, interest or premium payable in respect of the Securities or changing the method of calculation of interest, (iii) to change the currency of payment of the Securities, (iv) to modify or cancel the Exercise Rights (except by a unilateral and unconditional reduction in the Exercise Price, or any modification to the Exercise Rights solely for the purposes of amending the method of settlement of the Exercise Right (whether through cash or delivery of Shares) and any consequential changes), or (v) to modify the provisions concerning the quorum required at any meeting of the Security Holders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 2/3 per cent., or at any adjourned such meeting not less than 33 per cent., in aggregate principal amount of the Securities for the time being outstanding. An Extraordinary Resolution passed at any meeting of Security Holders will be binding on all Security Holders, whether or not they are present at the meeting.

The Trust Deed provides that (a) a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Securities outstanding or (b) passed by Electronic Consent (as defined in the Trust Deed) shall be as valid and effective as a duly passed Extraordinary Resolution of the Security Holders. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Security Holders. A resolution passed in writing and/or an Electronic Consent will be binding on all Security Holders, whether or not they participated in such written resolution and/or such Electronic Consent.

(b)

Modification and Waiver: The Trustee may (but shall not be obliged to) agree to, without the consent of the Security Holders, (i) any modification (except as mentioned in the Trust Deed) to, or any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed and the Agency Agreement, provided that such modification, waiver or authorisation is not, in the opinion of the Trustee, materially prejudicial to the interests of the Security Holders, or (ii) any modification to any of these Conditions or any of the provisions of the Trust Deed and the Agency Agreement that, in the opinion of the Trustee, is of a formal, minor or technical nature or to correct a manifest error or to comply with any mandatory provisions of applicable law. The Trustee may (but shall not be obliged to), without the consent of the Security Holders, determine any Event of Default or a Potential Event of Default should not be treated as such, provided that, in the opinion of the Trustee, the interests of the Security Holders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Security Holders and, unless the Trustee agrees otherwise, such modification, authorisation or waiver shall be notified by the Issuer to the Security Holders promptly in accordance with Condition 16 (Notices). The Trustee may request and conclusively rely (without liability) upon a certificate signed by an authorised officer of the Issuer and/or an opinion of counsel concerning the compliance with the above conditions in respect of any waiver, modification and amendments.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 13(a) (Meetings) or a modification, waiver or authorisation in accordance with Condition 13(b) (Modification and Waiver), the Issuer will procure that the Security Holders be notified in accordance with Condition 16 (Notices).

(c)

Directions from Security Holders: Neither the Trustee nor the Agents shall be liable to the Issuer, any Security Holder or any other person for any action taken by the Trustee or such Agent in accordance with any instruction, direction, request or resolution of the Security Holders. The Trustee shall be entitled to rely conclusively (without liability) on any instruction, direction, request or resolution of Security Holders given by holders of the requisite principal amount of Securities outstanding or passed at a meeting of Security Holders convened and held in accordance with the Trust Deed. Whenever the Trustee is required or entitled by the terms of the Trust Deed, the Agency Agreement or these Conditions to exercise any discretion, right or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to its exercising any such discretion, right or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the Security Holders by way of an Extraordinary Resolution, and the Trustee is not responsible or liable for any loss or liability incurred by the Issuer, any Security Holder or any other person as a result of any delay in it exercising such discretion, right or power, taking such action, making such decision, or giving such direction where the Trustee is seeking such directions or in the event that such directions are not being given. The Trustee shall not be under any obligation to monitor compliance of any person with the provisions of the Trust Deed, the Agency Agreement or these Conditions.

(d)

Certificates/Reports: Any certificate, report, opinion or advice of any expert, professional advisor (including the Independent Financial Advisor) or other person called for by or provided to the Trustee (whether or not obtained by or addressed to the Trustee) in accordance with or for the purposes of these Conditions, the Agency Agreement or the Trust Deed may be relied upon conclusively by the Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, be conclusive and binding on all parties) notwithstanding that such certificate, report, opinion or advice and/or engagement letter or other document entered into by the Trustee, an Agent and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

(e)

Entitlement of the Trustee: In connection with the performance and exercise of its functions, rights, powers, authorities and/or discretions (including but not limited to those referred to in this Condition 13 (Meetings of Security Holders, Modification and Waiver)) the Trustee shall have regard to the interests of the Security Holders as a class and shall not have regard to the consequences of such exercise for individual Security Holders and the Trustee shall not be entitled to require, nor shall any Security Holder be entitled to claim, from the Issuer or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Security Holders.

14	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence (including proof of holding and identity to the satisfaction of the Registrar) and indemnity, security and/or pre-funding as the Issuer and the Registrar may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15	Further Issues

The Issuer may from time to time, without the consent of the Security Holders, create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and the timing for complying with the requirements set out in these Conditions in relation to the NDRC Filings and the CSRC Filings and the certification and notification thereof to the Trustee and Security Holders) and so that such further issue shall be consolidated and form a single series with the Securities. Such further securities may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

16	Notices

All notices to Security Holders shall be validly given if mailed to them at their respective addresses in the Register maintained by the Registrar or published in a leading newspaper having general circulation in Asia. Any such notice shall be deemed to have been given on the later of the date(s) of such publication(s) and the seventh day after being so mailed, as the case may be. Notices and other communications may also be sent via Electronic Means (as defined in the Trust Deed) in accordance with the terms of the Conditions and the Trust Deed.

So long as the Securities are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or an Alternative Clearing System, notices to Security Holders may be given by delivery of the relevant notice to Euroclear or Clearstream or such Alternative Clearing System, for communication by it to entitled account holders in substitution for notification as required by the Conditions.

17	Agents

The names of the initial Agents and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent and to appoint any additional or replacement Agent. The Issuer will at all times maintain (a) a Principal Agent, (b) a Registrar which will maintain the Register outside Hong Kong and the United Kingdom and (c) a Transfer Agent. Notice of any such termination or appointment, of any changes in the specified offices of any Agent and of any change in the identity of any Agent will be given promptly by the Issuer to the Security Holders.

18	Indemnification of the Trustee and Agents

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including without limitation provisions relieving it from taking actions steps and/or actions or instituting proceedings to enforce its rights under the Securities, the Trust Deed, the Agency Agreement and/or these Conditions and in respect of the Securities and payment thereunder or taking other steps and/or actions and/or instituting other proceedings unless first indemnified and/or secured and/or pre-funded to its satisfaction and to be paid its fees, costs, expenses, liabilities, indemnity payments, and other amounts in priority to the claims of the Security Holders.

The Trustee, the Agents and their affiliates are entitled to (a) enter into business transactions with the Issuer and any entity relating to the Issuer and to act as trustee, agent, depositary and/or custodian for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and any entity relating, directly or indirectly, to the Issuer, (b) exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Security Holders, and (c) retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Trustee and each Agent may rely conclusively without liability to Security Holders, the Issuer or any other person on any report, information, confirmation or certificate from or any opinion or advice of any accountants, auditors, lawyers, valuers, auctioneers, surveyors, brokers, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee and each Agent may accept and shall be entitled to rely conclusively (without liability) on any such report, information, confirmation, certificate, opinion or advice, in which case such report, information, confirmation, certificate, opinion or advice shall be binding on the Issuer and the Security Holders.

The Trustee and the Agents shall not be deemed to have knowledge of an Event of Default or any Potential Event of Default unless and until the Agents, or as the case may be, a responsible officer of the Trustee obtains written notification of such Event of Default or Potential Event of Default describing the circumstances of such, and identifying the circumstances constituting such Event of Default or any Potential Event of Default.

None of the Trustee or any Agent shall be liable to the Issuer, any Security Holder or any other person for any action taken by the Trustee or such Agent in accordance with the instructions, direction or request of the Security Holders. The Trustee shall be entitled to rely conclusively (without liability) on any instructions, direction, request or resolution of Security Holders given by holders of the requisite principal amount of Securities outstanding or passed at a meeting of Security Holders convened and held in accordance with the Trust Deed or by way of written resolution or Electronic Consent.

Whenever the Trustee is required or entitled by the terms of the Trust Deed, the Agency Agreement or these Conditions to exercise any discretion or power, take or refrain from any action, make any decision or give any direction, the Trustee is entitled, prior to its exercising any such discretion or power, taking or refraining from any such action, making any such decision, or giving any such direction, to (a) seek directions or clarifications from the Security Holders by way of an Extraordinary Resolution or given as otherwise contemplated or permitted by the Trust Deed and/or the Securities, and (b) be indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages, expenses (including, but not limited to, legal fees and expenses) and liabilities which may be incurred by it in connection therewith, and the Trustee shall not be responsible or liable for any loss or liability incurred by the Issuer, the Security Holders or any other person as a result of any delay in it exercising such discretion or power, taking or refraining from such action, making such decision, or giving such direction where the Trustee is seeking such directions or clarifications from Security Holders or in the event that no such directions are received.

Each Security Holder shall be solely responsible for making and continuing to make its own independent appraisal and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Trustee shall not at any time have any responsibility or liability for the same and each Security Holder shall not rely on the Trustee in respect thereof.

19	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Securities or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999 except as contemplated in Condition 12 (Enforcement) and to the extent expressly provided for.

20	Governing Law and Submission to Jurisdiction
(a)

Governing law: The Securities, the Trust Deed and the Agency Agreement and any non- contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of England.

(b)

Jurisdiction: The Issuer irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong to settle any disputes which may arise out of or in connection with the Securities, the Trust Deed and the Agency Agreement and accordingly any legal action or proceedings arising out of or in connection with the Securities, the Trust Deed and the Agency Agreement (“Proceedings”) may be brought against the Issuer in such courts. Pursuant to the Trust Deed, the Issuer has irrevocably submitted to the jurisdiction of such courts and waived any objections to

Proceedings in any such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

(c)

Waiver of immunity: The Issuer hereby waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF SECURITY HOLDERS

Interpretation

1.	In this Schedule:
1.1	references to a meeting are to a physical meeting, a virtual meeting or a hybrid meeting of Security Holders and include, unless the context otherwise requires, any adjournment;
1.2	“agent” means a proxy or a representative;
1.3	“Electronic Consent” has the meaning set out in paragraph 22;
1.4	“Extraordinary Resolution” means a resolution passed (i) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast;

(ii) by a Written Resolution or (iii) by an Electronic Consent;

1.5	“Written Resolution” has the meaning set out in paragraph 22; and
1.6

references to persons representing a proportion of the Securities are to Security Holders or agents holding or representing in the aggregate at least that proportion in principal amount of the Securities for the time being outstanding.

Appointment of Proxy or Representative

2.	A proxy or representative may be appointed in the following circumstances:
2.1

A holder of Securities may, by an instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of any Agent signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Security Holders and any adjourned such meeting.

2.2

Any holder of Securities which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Security Holders and any adjourned such meeting.

2.3

If the holder of a Security is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Security Holders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours before the time fixed for any meeting, appoint the Principal Agent or any employee of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Security Holders. All references to “proxy” or “proxies” in this Schedule other than in this paragraph 2.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.

2.4

For so long as the Securities are eligible for settlement through Euroclear, Clearstream or an Alternative Clearing System’s book-entry settlement system and the rules or procedures of Euroclear, Clearstream or such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

2.5

Any proxy appointed pursuant to paragraphs 2.1 or 2.3 above or representative appointed pursuant to paragraph 2.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Security Holders, to be the holder of the Securities to which such appointment relates and the holder of the Securities shall be deemed for such purposes not to be the holder or owner, respectively.

Powers of Meetings

3.	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:
3.1

to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Security Holders against the Issuer, whether or not those rights arise under this Trust Deed or the Securities;

3.2	to sanction the exchange or substitution for the Securities of, or the conversion of the Securities into, shares, bonds or other obligations or securities of the Issuer or any other entity;
3.3	to assent to any modification of this Trust Deed, the Agency Agreement or the Securities proposed by the Issuer or the Trustee;
3.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;
3.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;
3.6

to appoint any persons (whether Security Holders or not) as a committee or committees to represent the Security Holders’ interests and to confer on them any powers or discretions which the Security Holders could themselves exercise by Extraordinary Resolution;

3.7	to approve a proposed new Trustee and to remove a Trustee;
3.8

to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor or guarantor (as applicable) under the Securities, the Agency Agreement and/or this Trust Deed; and

3.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Agency Agreement or the Securities,

provided that the special quorum provisions in paragraph 10 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of paragraphs 3.2 or 3.8 or for the purpose of making a modification to this Trust Deed or the Securities which would have the effect of:

(a)	modifying the maturity of the Securities or a Put Option Date;

(b)	modifying the circumstances in which the Issuer or Security Holders are entitled to redeem the Securities pursuant to Condition 8(b), Condition 8(c), Condition 8(d) or Condition 8(e); or
(c)	reducing or cancelling the principal amount, interest or other amount payable in respect of the Securities; or
(d)	changing the denomination or currency of payment of the Securities; or
(e)	modifying (except for a unilateral and unconditional reduction in the Exercise Price) or cancelling the Exercise Rights; or
(f)	modifying the provisions in this Schedule concerning the quorum required at any meeting of Security Holders or the majority required to pass an Extraordinary Resolution; or
(g)	amending this proviso.

Convening a Meeting

4.

The Issuer or the Trustee may at any time convene a meeting. If the Trustee receives a written request by Security Holders holding at least 10 per cent. in aggregate principal amount of the Securities for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all costs, liabilities and expenses, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

A meeting that has been validly convened in accordance with the immediately preceding sub- paragraph of this paragraph 4 may be cancelled by the person who convened such meeting by giving at least seven days’ notice (exclusive of the date on which the notice is given and of the day of the meeting) to the Security Holders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this sub-paragraph shall be deemed not to have been convened.

5.

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Security Holders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Security Holders may appoint proxies or representatives and the details of the time limits applicable and, where an Extraordinary Resolution will be proposed at the meeting, shall either specify in such notice the terms of such resolution or state the effect on the Security Holders of such resolution, if passed.

Chairman

6.

The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes from the time fixed for the meeting, the Security Holders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

7.	The chairman may, but need not, be a Security Holder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

8.	The following may attend and speak at a meeting:

8.1	Security Holders and agents;
8.2	the chairman; and
8.3	the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

9.

No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Security Holders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

10.	Two or more Security Holders or agents present in person or by proxy shall be a quorum:
10.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Securities which they represent; and
10.2	in any other case, only if they represent the proportion of the Securities shown by the table below.
Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion
To pass a special quorum resolution	Not less than 66 2/3 per cent.	Not less than 33 per cent.
To pass any other Extraordinary Resolution	More than 50 per cent.	No minimum proportion
Any other purpose	Not less than 10 per cent.	No minimum proportion

11.

The holder of the Global Certificate shall (unless such Global Certificate represents only one Security) be treated as two persons for the purposes of any quorum requirements of a meeting of Security Holders.

12.

The chairman may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 9.

13.

At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

14.

Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by any of the chairman, the Issuer, the Trustee or one or more persons representing not less than 2 per cent. of the Securities.

15.

Unless a poll is demanded, a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

16.

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

17.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.
18.

On a show of hands, every person who is present in person and who produces a Security or is a proxy has one vote. On a poll, every such person has one vote for U.S.$200,000 in principal amount of Securities so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

19.	In case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

20.

An Extraordinary Resolution shall be binding on all the Security Holders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Security Holders within 14 days but failure to do so shall not invalidate such resolution.

Minutes

21.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolutions and Electronic Consent

22.

Subject to the following sentence, a written resolution signed by the holders of not less than 90 per cent. of the aggregate principal amount of the Securities outstanding (a “Written Resolution”) may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Security Holders.

For so long as the Securities are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream or an Alternative Clearing System (the “relevant clearing system(s)”), then, in respect of any resolution proposed by the Issuer or the Trustee:

22.1

where the terms of the proposed resolution have been notified to the Security Holders through the relevant clearing system(s), each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee, as the case may be, given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Securities outstanding (“Electronic Consent”). None of the Issuer or the Trustee shall be liable or responsible to anyone for such reliance; and

22.2

where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificate and/or,

(b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by such accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream or any other relevant Alternative Clearing System (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the person identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Security Holders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal amount of the Securities is clearly identified together with the amount of such holding. None of the Issuer and the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Security Holders, whether or not they participated in such Written Resolution and/or Electronic Consent.

None of the Trustee or the Agents or the common depositary or its nominee as the registered holder of the Securities (in such capacity) will be required to provide any block voting instructions or voting instructions or verify holder positions for an Electronic Consent if a separate entity is appointed as an information agent by the Issuer.

Trustee’s Power to Prescribe Regulations

23.

Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Security Holders or any other person, prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks appropriate to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting or to sign a Written Resolution or to provide an Electronic Consent are entitled to do so.

SCHEDULE 4

FORM OF CERTIFICATE OF SATISFACTION TO THE TRUSTEE

To:

The Bank of New York Mellon, London Branch (the “Trustee”)

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Attention:Trustee Administration Manager / Project Chronos

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention:Global Corporate Trust / Project Chronos

And to:

The Bank of New York Mellon, London Branch (the “Principal Agent”)

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Attention:Corporate Trust Administration / Project Chronos

[Date]

Dear Sirs

CERTIFICATE OF SATISFACTION OF FILING CONDITION RELATING TO U.S.$550,000,000 0.50 PER CENT. EQUITY LINKED SECURITIES DUE 2032 (THE “SECURITIES”) ISSUED BY MINISO GROUP HOLDING LIMITED (THE “ISSUER”) (ISIN: XS2972964857 ; COMMON CODE: 297296485)

Pursuant to Condition 4(d)(ii) of the terms and conditions of the Securities (the “Conditions”) and Clause 10.21 of the trust deed dated [14] January 2025 (the “Trust Deed”) relating to the Securities, we hereby certify that the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing, as described in Condition 4(d) of the Conditions and Clause 10.21 of the Trust Deed, has been completed.

[We attach hereto [a copy/copies] of the relevant document(s) evidencing due submission of the Initial NDRC Post-Issuance Filing and Initial CSRC Post-Issuance Filing].

This Notice shall also be treated as an instruction to the Principal Agent to deliver the appended Notice to Security Holders to Euroclear and Clearstream for onward transmission to the Security Holders.

All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

By:

MINISO GROUP HOLDING LIMITED

Name:

Title:

APPENDIX1

Notice of Completion of Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing

ISIN: XS2972964857

Common Code: 297296485

U.S.$550,000,000 0.50 PER CENT. EQUITY LINKED SECURITIES DUE 2032 (THE “SECURITIES”) ISSUED BY MINISO GROUP HOLDING LIMITED

Reference is made to Condition 4(d)(ii) of the terms and conditions of the Securities (the “Conditions”). All words and expressions defined in the Conditions shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings in this Notice.

We hereby notify the holders of the Securities that we have completed the Initial NDRC Post-Issuance Filing and the Initial CSRC Post-Issuance Filing in accordance with, and in the timeframe set forth in, Condition 4(d).

By:

MINISO GROUP HOLDING LIMITED

Name:

Title:

1

Form to be extracted as a separate document (without “Appendix”) and sent as an attachment with the Certificate of Completion of Initial NDRC Post-Issuance Filing and Initial CSRC Post-Issuance Filing to the Trustee and the Principal Agent

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE TO TRUSTEE

The Bank of New York Mellon, London Branch (the “Trustee”)

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Attention:Trustee Administration Manager / Project Chronos

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention:Global Corporate Trust / Project Chronos

[DATE]

Dear Sirs

COMPLIANCE CERTIFICATE RELATING TO U.S.$550,000,000 0.50 PER CENT. EQUITY LINKED SECURITIES DUE 2032 (THE “SECURITIES”) ISSUED BY MINISO GROUP HOLDING LIMITED (THE “ISSUER”) (ISIN: XS2972964857; COMMON CODE: 297296485)

Pursuant to Clause 10.5 of the trust deed dated 14 January 2025 (the “Trust Deed”) relating to the Securities, we hereby confirm that, having made all reasonable enquiries, to our best knowledge, information and belief as at [date] (the “Certification Date”):

(i)

no Relevant Event, Event of Default or Potential Event of Default had occurred since the Certification Date of the last such certificate (or if none, the date of the Trust Deed), [Insert details of any Relevant Event/Event of Default/Potential Event of Default if applicable] and

(ii)	the Issuer has complied with all its covenants and obligations under the Trust Deed and the Securities [Insert details of any non-compliance if applicable].

Capitalised terms used herein and not defined shall have the meanings given in the Terms and Conditions of the Securities.

By:

MINISO GROUP HOLDING LIMITED

Name:

Title:

SCHEDULE 6

FORM OF CERTIFICATE OF PRINCIPAL SUBSIDIARIES

The Bank of New York Mellon, London Branch (the “Trustee”)

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Attention:Trustee Administration Manager / Project Chronos

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 26, Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention:Global Corporate Trust / Project Chronos

[DATE]

Dear Sirs

PRINCIPAL SUBSIDIARIES CERTIFICATE RELATING TO U.S.$550,000,000 0.50 PER CENT. EQUITY LINKED SECURITIES DUE 2032 (THE “SECURITIES”) ISSUED BY MINISO GROUP HOLDING LIMITED (THE “ISSUER”) (ISIN: XS2972964857 ; COMMON CODE: 297296485)

Pursuant to Clause 10.19 of the trust deed dated [14] January 2025 (the “Trust Deed”) relating to the Securities, the Issuer hereby certifies that the following entities are Principal Subsidiaries as at [the last day of its last financial year (being the financial year ended as of [•])]/[the date specified in the request from the Trustee for this certificate]:

●	[set out list].

Capitalised terms used herein and not defined shall have the meanings given in the Terms and Conditions of the Securities.

By:

MINISO GROUP HOLDING LIMITED

Name:

Title:

This Trust Deed is delipvered on the date stated at the beginning.

EXECUTED as a DEED by	)	/s/ Mr. Ye Guofu
)
authorised signatory for	)
MINISO GROUP HOLDING LIMITED	)	Mr. Ye Guofu
Chairman of the Board, Executive Director and CEO

In the presence of:

/s/ Jingjing ZHANG
Name: Jingjing ZHANG
Title: Chief Financial Officer & Vice President

Signature Page - Tmst Deed

Executed as a Deed by

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By:	/s/ Joe Lin
Name: Joe Lin
Title: Vice President

Signature Page - Tmst Deed